    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 10, 1997.


                                                      REGISTRATION NO. 333-22001

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------


                                AMENDMENT NO. 1


                                       TO


                                   FORM SB-2

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                         THERMACELL TECHNOLOGIES, INC.
       (Exact name of small business issuer as specified in its charter)

                 FLORIDA                                       2850                                     59-3223708
     (State or other jurisdiction of               (Primary standard industrial                      (I.R.S. Employer
      incorporation or organization)               classification code number)                     Identification No.)

                               5419 PROVOST DRIVE
                      NEW PORT RICHEY, FLORIDA 34690-2939
                                 (813) 938-3269
  (Address, including zip code, and telephone number, including area code, of small business issuer's principal executive offices)

                                 JOHN PIDORENKO
                               5419 PROVOST DRIVE
                      NEW PORT RICHEY, FLORIDA 34690-2939
                                 (813) 938-3269
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------

                                   COPIES TO:

      Michael T. Cronin, Esquire                 Gregory Sichenzia, Esq.
Johnson, Blakely, Pope, Bokor, Ruppel              Singer Zamanzky LLP
            & Burns, P.A.                           40 Exchange Plaza
         911 Chestnut Street                        New York, New York
            P.O. Box 1368                             (212) 809-8550
      Clearwater, Florida 34617
            (813) 461-1818

                         ------------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   AS SOON AS PRACTICABLE AFTER THE REGISTRATION STATEMENT BECOMES EFFECTIVE.
                           --------------------------

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] --

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ] --

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/
                           --------------------------

                        CALCULATION OF REGISTRATION FEE


                                                           PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT OF
       TITLE OF EACH CLASS OF             AMOUNT TO         OFFERING PRICE        AGGREGATE          REGISTRATION
    SECURITIES TO BE REGISTERED         BE REGISTERED        PER UNIT (1)     OFFERING PRICE (1)       FEE (3)
Units (2)...........................         100                $4.00                $400                $100
Common Stock, $.01 par value........         100                $4.25                $425                 --
Total...........................................................................................         $100


(1) Estimated solely for the purpose of calculating the registration fee.
(2) Includes an aggregate of 100 shares of Common Stock and 100 Series A Redeemable Common Stock Purchase Warrants ("Series A Warrants") to be offered to the public in 100 Units. Each Unit consists of one share of Common Stock and Series A Warrant and will be sold to the public for $4.00 per Unit. No value has been assigned to the Series A Warrants.

(3) Previously paid.


    Also registered hereunder pursuant to Rule 416 are an indeterminate number of shares of Common Stock which may be issued pursuant to the anti-dilution provisions applicable to the Series A Warrants, the Underwriter's Warrants and the Series A Warrants issuable under the Underwriter's Warrants.
                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

FILED PURSUANT TO RULE 429 AND RELATING BACK TO SEC REGISTRATION NO. 333-4864-A

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                         THERMACELL TECHNOLOGIES, INC.
                             CROSS REFERENCE SHEET
                           PURSUANT TO REGULATION S-B

    This cross-reference sheet is provided pursuant to Regulation S-B, showing the location in the Prospectus of information required by Part I of Form SB-2.

FORM SB-2 ITEM NO. AND HEADING                                              CAPTION OR LOCATION IN PROSPECTUS
----------------------------------------------------------------  -----------------------------------------------------
       1.  Front of Registration Statement and Outside Front
            Cover of Prospectus.................................  Front Cover Page of Prospectus

       2.  Inside Front and Outside Back Cover Pages of
            Prospectus..........................................  Inside Front and Outside Back Cover Pages of
                                                                   Prospectus

       3.  Summary Information and Risk Factors.................  Prospectus Summary; Risk Factors

       4.  Use of Proceeds......................................  Use of Proceeds

       5.  Determination of Offering Price......................  Cover Page, Risk Factors, Underwriting

       6.  Dilution.............................................  Dilution

       7.  Selling Security Holders.............................  Selling Security Holder

       8.  Plan of Distribution.................................  Outside Front Cover Page of Prospectus; Selling
                                                                   Security Holders; Underwriting;

       9.  Legal Proceedings....................................  Legal Matters

      10.  Directors, Executive Officers, Promoters and Control
            Persons.............................................  Business; Management

      11.  Security Ownership of Certain Beneficial Owners and
            Management..........................................  Security Ownership of Certain Beneficial Owners and
                                                                   Management

      12.  Description of Securities to be Registered...........  Front Cover Page of Prospectus; Prospectus Summary;
                                                                   Capitalization; Selling Security Holders;
                                                                   Description of Securities

      13.  Interests of Named Experts and Counsel...............  Legal Matters; Experts

      14.  Information with Respect to the Registrant...........  Prospectus Summary; Risk Factors; Dividend Policy;
                                                                   Selected Financial Data; Management's Discussion and
                                                                   Analysis of Financial Condition and Results of
                                                                   Operations; Business; Security Ownership of Certain
                                                                   Beneficial Owners and Management; Certain
                                                                   Transactions; Financial Statements

      15.  Disclosure of Commission Position on Indemnification
            for Securities Act Liabilities......................  Management

      16.  Organization Within Last Five Years..................  Prospectus Summary; Business

      17.  Description of Business..............................  Risk Factors; Business

                                      (ii)

FORM SB-2 ITEM NO. AND HEADING                                              CAPTION OR LOCATION IN PROSPECTUS
----------------------------------------------------------------  -----------------------------------------------------
      18.  Management's Discussion and Analysis of Financial
            Conditions and Results of Operations................  Management's Discussion and Analysis of Financial
                                                                   Condition and Results of Operations; Business

      19.  Description of Property..............................  Business

      20.  Certain Relationships and Related Transactions.......  Certain Transactions

      21.  Market for Common Equity and Related Stockholder
            Matters.............................................  Prospectus Summary; Risk Factors; Description of
                                                                   Securities

      22.  Executive Compensation...............................  Management

      23.  Financial Statements.................................  Financial Statements

      24.  Changes in and Disagreements With Accountants on
            Accounting and Financial Disclosure.................  Not applicable

                                     (iii)

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THAT REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION, OR SALE WOULD BE UNLAWFUL PRIOR TO THE REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION, DATED MARCH 10, 1997

PROSPECTUS


                                     [LOGO]
                                1,375,000 UNITS


             EACH UNIT CONSISTING OF ONE SHARE OF COMMON STOCK AND ONE SERIES A REDEEMABLE COMMON STOCK PURCHASE WARRANT
                             ---------------------


    THERMACELL TECHNOLOGIES, INC. (the "Company") is hereby offering to the public 1,375,000 Units, each Unit consisting of one (1) share of Common Stock, $.0001 par value ("Common Stock") and one (1) Series A Redeemable Common Stock Purchase Warrant ("Warrants"). The Common Stock and the Warrants will be separately transferable 90 days after the closing of this offering or such earlier date as Monroe Parker Securities, Inc. (the "Underwriter") may determine. Each Warrant shall entitle the holder thereof to purchase one (1) share of Common Stock during the period commencing twelve (12) months from the date of this Prospectus and expiring at the close of business on the last day of the four (4) year period following the date of this Prospectus. The exercise price of the Warrants shall be $4.25 per share. The Company may call the Warrants for a redemption price of $.10 per Warrant commencing eighteen (18) months after the date of this Prospectus (or earlier at the sole discretion of the Underwriter) if notice of not less than thirty (30) days is given and the closing sale price of the Common Stock has been at least 250% of the then exercise price of the Warrants on all twenty (20) of the trading days ending on the third day prior to the day on which notice is given. See "Description of Securities."


    This Prospectus also relates to the sale of up to 416,067 shares of Common Stock of the Company by John Pidorenko, who is the Chief Executive Officer of the Company (the "Selling Security Holder"). The Selling Security Holder has entered into an agreement with Monroe Parker Securities (the "Underwriter") to lock up his shares for at least a two year period from the date of this Prospectus, which shares may be sold earlier with the consent of the Underwriter. The Company will not receive any of the proceeds from the sale of the shares by the Selling Security Holder. The Selling Security Holder may offer his shares in ordinary brokerage transactions in the over-the-counter market, negotiated transactions or otherwise, at market prices prevailing at the time of the sale or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Security Holder in connection with the sale of his shares. The sale of such shares may have a depressive effect on the market price of the Common Stock being offered pursuant to this Prospectus. See "Risk Factors," "Selling Security Holder," "Certain Transactions," "Shares Eligible for Future Sale," "Description of Securities," and "Underwriting."

    Prior to this offering, there has been no public market for the Units, Common Stock or Warrants. The initial public offering prices of the Units and Common Stock and the exercise price of the Warrants have been determined by agreement between the Company and the Underwriter. For the factors considered in determining these prices, see "Underwriting." The Company has applied for quotation of the Units, Common Stock and Warrants on the NASDAQ SmallCap market system under its symbols VCLL-U, VCLL and VCLL-W, respectively. There can be no assurance that a market will develop for the Company's securities in the future or that if developed, such market will be sustained.
                           --------------------------

THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND AN IMMEDIATE SUBSTANTIAL DILUTION. THE COMPANY HAS A LIMITED OPERATING EXPERIENCE, LOSSES FROM OPERATIONS AND UNPROVEN COMMERCIAL VIABILITY OF ITS PRODUCTS AND TECHNOLOGY. SEE PAGES 6 THROUGH 12 FOR A DETAILED DESCRIPTION OF SUCH RISKS. THE SECURITIES OFFERED HEREBY SHOULD NOT BE PURCHASED BY ANY INVESTOR WHO CANNOT AFFORD THE LOSS OF HIS ENTIRE INVESTMENT. SEE "RISK FACTORS" AND "DILUTION."
                            ------------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
      ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.


                                                                             DISCOUNT AND
                                                                             UNDERWRITING            PROCEEDS TO
                                                     PRICE TO PUBLIC        COMMISSIONS (1)          COMPANY (2)
Per Unit........................................          $4.00                  $.40                   $3.60
Total (3).......................................       $5,500,000              $550,000              $4,950,000


                                                 (FOOTNOTES CONTINUED ON PAGE 2)

    The shares offered by this Prospectus (other than the shares offered by the Selling Security Holder) are being offered by the Underwriter on a "firm commitment" basis subject to prior sale, when, as and if accepted by the Underwriter, subject to approval of certain legal matters by counsel for the Underwriter and certain other conditions. The Underwriter reserves the right to withdraw, cancel or modify such offer and to reject any order in whole or in part in accordance of the Underwriting Agreement and applicable state law. It is expected that delivery of the certificates representing the shares will be made in the offices of the Underwriter, 2500 Westchester Avenue, Purchase, New York
10577, on or about March   , 1997.


                         MONROE PARKER SECURITIES, INC.



                 The date of this Prospectus is March 10, 1997.

(FOOTNOTES CONTINUED FROM PREVIOUS PAGE)


(1) Does not include additional compensation to be received by the Underwriter, including (i) a non-accountable expense payable to the Underwriter equal to 3% of the gross proceeds of this offering; (ii) warrants entitling the Underwriter to purchase from the Company 137,500 Units (the "Underwriter Warrants") at 165% of the public offering price for a period of 4 years commencing 1 year after the date hereof; (iii) a 5 year finders fee agreement based upon the transaction value of any transaction consummated by the Company, which was originated by the Underwriter; (iv) the right of the Underwriter for 5 years to designate one person to serve on the board of directors. The Company has also agreed to indemnify the Underwriter against certain liabilities incurred under the Securities Act of 1933, as amended. See "Underwriting."



(2) Before deducting expenses of this offering estimated at $515,000 including the Underwriter's non-accountable expense allowance and financial consulting fee, payable by the Company.



(3) The Company has granted to the Underwriter an option (the "Over-Allotment Option"), exercisable within 45 days after the date of this Prospectus, to purchase from it up to an additional 206,250 Units at the public offering price of $4.00, less underwriting discounts and commissions, to cover Over-Allotment Options, if any. If the Over-Allotment Options is exercised in full, the total price to the public, underwriting discounts and commissions and proceeds to the Company will be $6,325,000, $632,500 and $5,089,500, respectively. See "Underwriting."


                            ------------------------

                        SELLING SECURITY HOLDER MATTERS

    The Selling Security Holder may be deemed to be an "underwriter" as defined in the Securities Act of 1933 (the "Securities Act"). If any broker-dealers are used by the Selling Security Holder, any commissions paid to broker-dealers and, if broker-dealers purchase any shares as principal, any profits received by such broker-dealers on the resales of the shares may be deemed to be underwriting discounts and commissions under the Securities Act. In addition, any profits realized by the Selling Security Holder may be deemed to be underwriting commissions. The Company has agreed to indemnify the Selling Security Holder against certain liabilities, including liabilities under the Securities Act.


                            FOR CALIFORNIA RESIDENTS



    THE UNITS WILL BE SOLD TO CALIFORNIA RESIDENTS PURSUANT TO A LIMITED OFFERING QUALIFICATION UNDER A SUITABILITY STANDARD OF A LIQUID NET WORTH OF NOT LESS THAN $225,000 (A NET WORTH EXCLUSIVE OF HOME, HOME FURNISHINGS AND AUTOMOBILES), PLUS $65,000 GROSS ANNUAL INCOME OR $500,000 LIQUID NET WORTH.


    AFTER THE CLOSING OF THIS OFFERING THE UNDERWRITER MAY EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SECURITIES OF THE COMPANY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               PROSPECTUS SUMMARY


    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS AND NOTES THERETO APPEARING ELSEWHERE IN THIS PROSPECTUS. ALL SHARES AND PER SHARE AMOUNTS GIVE EFFECT TO A ONE FOR TEN REVERSE STOCK SPLIT EFFECTIVE AUGUST 12, 1996. UNLESS THE CONTEXT OTHERWISE REQUIRES, REFERENCES TO THE "COMPANY" IN THIS PROSPECTUS MEAN THERMACELL TECHNOLOGIES, INC. THIS PROSPECTUS CONTAINS FORWARD LOOKING INFORMATION AND STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933 AND
SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD LOOKING STATEMENTS CONTAINED IN THIS PROSPECTUS.


                                  THE COMPANY

    The Company was incorporated in Florida in August, 1993, for the purpose of developing, manufacturing and marketing insulating materials and coatings using partially evacuated glass microspheres (sometimes referred to as "shells"). The process of evacuation removes air from the sphere, thereby creating a vacuum. A shell is a very small glass sphere (generally the size of a grain of salt) made by crushing glass particles. The insertion of shells into various materials and products ("shell technology") can substantially improve the thermal resistive characteristics of such materials and products resulting in improved insulation ("R") values. The more a shell is evacuated, the higher the thermal resistive characteristics of the product or material to which the shells are added.

    Management of the Company believes that there is a broad range of applications for introduction into products of evacuated or partially evacuated shells, the effect of which is improved energy efficiency of such products because of the inherent insulating characteristics provided by the glass spheres. The Company's strategy is to commercially exploit the use of shell technology to improve the "R" values of a number of products. In fiscal year 1995, the Company completed the development of its first product line which consists of paints and coatings containing shells in order to reduce heat transmission and improve insulation values of the products. The products are marketed under the ThermaCool-TM- label.

    On November 30, 1995, the Company acquired the assets of C.F. Darling Paint & Chemicals, Inc., a paint manufacturing company, located in New Port Richey, Florida ("Darling Paint") for $251,016 in cash. The Company acquired these assets so that it would have a facility to produce and develop paints and coatings for its ThermaCool-TM- product line which incorporates its shell technology. Prior to this acquisition, the Company was required to purchase paints and coatings from independent paint and coating manufacturers.

    The Company's business strategy is to (i) expand the marketing and distribution of ThermaCool-TM- paints and coatings, (ii) develop and manufacture the Company's own shells and (iii) expand the shell technology to other products, such as drywall, gypsum board, home siding materials and space foam insulation. Other markets may include refrigeration and cooling systems, automotive and transportation applications and cups and thermoses. There is no assurance that the Company will be successful in penetrating any markets for the ThermaCool-TM- product lines, developing commercially viable manufacturing techniques or addressing other markets.

    The Company's principal executive offices are located at 5419 Provost Drive, New Port Richey, Florida 34690-2939, and its telephone number is (813) 938-3269. The Company's fiscal year ends on November 30.

                                  THE OFFERING


Securities Offered (1)............  Up to 1,375,000 Units. Each Unit consists of one share of Common Stock and one Warrant to purchase one share of
                                    Common Stock at $4.25 per share.
Common Stock Presently Outstanding
(2)...............................  1,457,019 shares
Common Stock to be Outstanding
After Completion of Offering
(1)...............................  2,832,019 shares.

Warrants to be Outstanding........  1,375,000. Each Warrant shall entitle the holder thereof to purchase one (1) share of Common Stock during the
                                    period commencing twelve (12) months from the date of
                                    this Prospectus and expiring at the close of business on
                                    the last day of the four (4) year period following the
                                    date of this Prospectus. The exercise price of the
                                    Warrants shall be $4.25 per share. The Company may call
                                    the Warrants for a redemption price of $.10 per Warrant
                                    commencing eighteen (18) months after the date of this
                                    Prospectus (or earlier at the sole discretion of the
                                    Underwriter) if notice of not less than thirty (30) days
                                    is given and the closing sale price of the Common Stock
                                    has been at least 250% of the then exercise price of the
                                    Warrants on all twenty (20) of the trading days ending
                                    on the third day prior to the day on which notice is
                                    given. See "Description of Securities -- Warrants."
Estimated Net Proceeds............  $4,435,000
Use of Proceeds...................  The estimated net proceeds of this offering will be principally utilized by the Company for (i) advertising
                                    and marketing, (ii) acquisition of property, plant and
                                    equipment, (iii) repayment of loans, (iv) new product
                                    applications and development, (v) automating and
                                    updating the Darling Paint equipment and facilities and
                                    (vi) working capital. See "Use of Proceeds."
Risk Factors......................  The securities offered hereby involve a high degree of risk and immediate substantial dilution from the public
                                    offering price. See "Risk Factors."
Shares Available for Resale.......  The Company is also registering up to 416,067 shares of
                                    Common Stock. See "Selling Security Holders."
Proposed NASDAQ SmallCap
Market Symbols (3)................  Common Stock "VCLL", Units "VCLL-U", Warrants "VCLL-W".


------------------------

(1) Prior to this offering, the Company in a "best efforts" underwriting, offered a minimum of 833,333 Units in a maximum of 1,833,333 Units at $6.00 per Unit under a registration statement on Form SB-2 declared effective by the Commission on August 20, 1996. This offering did not close. All funds received and placed in escrow as a result of that offering have been returned to the investors and the escrow account has been closed.


(2) Excludes (i) the Warrants, (ii) the Over-Allotment Option and Underwriter's Warrants, (iii) 350,000 shares reserved for issuance under the Company's 1996 Stock Option Plan, (iv) 500,000 shares reserved upon exercise of options granted to Mr. Pidorenko in connection with his employment agreement exercisable at $4.00 for five years. Includes the 416,067 shares of Common Stock registered on behalf of the Selling Security Holder. Also includes 550,583 shares of Common Stock issued to retire $938,500 of certain convertible note obligations plus accrued interest thereon. See "Certain Transactions."


(3) There can be no assurance that the Company's application for NASDAQ SmallCap Market listing will be approved. Inclusion in the NASDAQ SmallCap Market does not imply that a meaningful, sustained market for the Units, Common Stock and Warrants will develop. Moreover, continued inclusion in NASDAQ SmallCap Market is subject to certain maintenance criteria. The failure to meet these maintenance criteria in the future may result in a discontinuation of the inclusion of the Company's Units, Common Stock, and Warrants on the NASDAQ SmallCap Market, which would have an adverse effect on the market for these securities. See "Risk Factors -- "No Assurance of NASDAQ SmallCap Listing" and "Broker-Dealer Sales of Company's Securities."

                         SUMMARY FINANCIAL INFORMATION

                                                                                         YEARS ENDED NOVEMBER 30,
                                                                                        --------------------------
                                                                                            1996          1995
                                                                                        -------------  -----------
INCOME STATEMENT DATA (1)
  Total revenue.......................................................................  $     615,845  $    43,691
  Net loss............................................................................  $  (1,033,553) $  (314,857)
  Net loss per share..................................................................  $       (1.34) $     (0.53)
  Shares used in per share computation................................................        771,154      626,191


                                                                              AS OF NOVEMBER 30,
                                                                          --------------------------  AS ADJUSTED
                                                                              1996          1995         (3)(4)
                                                                          -------------  -----------  ------------
BALANCE SHEET DATA
  Total assets..........................................................  $   1,537,273  $   734,733  $  5,012,273
  Working capital (2)...................................................  $  (2,444,417) $  (874,313) $  3,148,739
  Long-term debt........................................................  $              $   --       $    --
  Stockholders' equity..................................................  $  (1,363,939) $  (330,395) $  4,229,217
  Net tangible book value...............................................  $              $  (448,719) $  3,606,773
  Net tangible book per share...........................................  $       (1.70) $     (0.67) $       1.27


------------------------

(1) Excludes operating activity of Darling Paint, which the Company acquired November 30, 1995. Had the operations of the paint company been included in the Company's financial statements for the years ended November 30, 1995, a summary pro forma effect on the Company's operating results would have been as follows:

                                                        YEAR ENDED NOVEMBER 30, 1995
                                                        ----------------------------
Total revenue.........................................          $    458,041
Net loss..............................................          $   (268,989)
Net loss per share....................................          $       (.43)
Shares used in per share computation..................               626,191


(2) Includes convertible debt of $740,203 and $1,898,500 at November 30, 1995 and November 30, 1996, respectively. Assumes that $938,500 such convertible debt plus accrued interest thereon has been converted into Common Stock.



(3) Adjusted to reflect the sale of the 1,375,000 Units after deduction of the underwriting discounts and commissions payable by the Company, and estimated offering expenses.



(4) Excludes the (i) Over-Allotment Option (ii) Underwriter's Warrants (iii) 350,000 shares reserved for issuance under the Company's 1996 Stock Option Plan, (iv) 500,000 shares reserved upon exercise of options granted to Mr. Pidorenko in connection with his employment agreement exercisable at $4.00 for five years. Also includes the effect of issuing 550,583 shares of Common Stock to retire $938,500 of certain convertible note obligations, plus accrued interest thereon. See "Certain Transactions."

                                  RISK FACTORS

    The securities offered hereby are highly speculative in nature and involve a high degree of risk, including the principal risk factors described below. Prospective investors should carefully consider the various risks and speculative factors inherent in and affecting the business of the Company and this offering prior to making an investment in the Company. Purchase of the Company's securities should not be made by investors who do not have sufficient financial means to sustain the loss of their entire investment.

    Prospective investors should carefully consider the following risk factors:

    1. LIMITED OPERATING EXPERIENCE. The Company operates as a development stage company principally engaged in product and market research, product development activities, initial product manufacturing and marketing, obtaining capital to fund operations, recruitment of management and formation of a business plan, and therefore has a limited operating history. Accordingly, the Company remains subject to the risks inherent in the creation and operation of a new business, including unpredictable expenses, uncertainty of market acceptance of products utilizing shells and lack of capital resources. There is no assurance that the Company will become profitable. See "Business."

    2. LOSSES FROM OPERATIONS; ACCUMULATED DEFICIT; NEGATIVE NET WORTH; NEGATIVE WORKING CAPITAL AND GOING CONCERN OPINION. The Company has sustained significant operating losses since its inception resulting in an accumulated deficit of approximately $1,548,840 at November 30, 1996. As of November 30, 1996, the Company has a negative net tangible net worth of $(1,475,950) and negative working capital of $(2,444,417). The Company's independent auditors in their report regarding the Company's financial statement as of November 30, 1996, indicate that since the Company has a history of reccurring losses from operations and insufficient cash resources to fund a plan of operations, substantial doubt exists as to the Company's ability to continue as a going concern. Management's strategy of expanding the ThermaCool-TM- product line, developing a commercially viable manufacturing process for shells and expansion into new markets for its shell technology will result in the Company incurring substantial additional losses due to the costs associated with these strategies. The Company is not currently generating sufficient revenues from its operations to repay existing indebtedness or fund product development activities. The Company expects to use a portion of the net proceeds of this offering for repayment of certain of its existing indebtedness and for general working capital purposes. The Company will continue to incur significant losses until the Company is able to increase its sales, expand its product line and increase its distribution capabilities sufficiently to offset ongoing operating and expansion costs. There can be no assurance that the Company will ever generate sufficient revenues to allow the Company to achieve profitable operations. See "Use of Proceeds," "Selected Financial Data," and "Business."

    3. NO ASSURANCE OF SUCCESSFUL BUSINESS STRATEGY; LIMITED PRODUCTS. There is no assurance that the Company's business strategy will be successful. A substantial portion of the proceeds of this offering will be used to develop and manufacture shells. If management's estimates prove to be incorrect or if unforeseen technological or production difficulties are encountered, the Company's ability to develop and operate it's planned shell manufacturing facilities will be adversely affected. To date, evacuated or substantially evacuated glass shells have not been manufactured on a commercially viable basis. There is no assurance that the manufacturing facilities and techniques used by the Company will be commercially viable or profitable. See "Business -- Manufacturing Facilities and Techniques." Although the Company sells paints under its "Scientific Coatings" product line, these paints do not utilize shell technology. The application of shell technology under the ThermaCool-TM- label is currently limited to roof coatings and exterior wall coatings where the energy efficiency characteristics are most beneficial. There is no assurance that the Company will be able to expand its ThermaCool-TM- product line beyond coating. There is no assurance that the commercial exploitation of shell technology beyond coatings will be successful. See "Business -- Business Strategy."

    4. DEPENDENCE ON NEW PRODUCT DEVELOPMENT AND MARKET ACCEPTANCE. The Company's continued existence is dependent on increased consumer awareness and acceptance of the Company's existing and new products which promote energy efficiency through the use of partially evacuated shells. No assurances can be given that the Company will be able to successfully develop new products, that any new products developed will meet with consumer acceptance in the marketplace, or that the Company's current products will be accepted by consumers. The acceptance and demand for the Company's products are based upon the need for, and technological acceptance, of the Company's shell technology which requires higher upfront costs for a customer. No assurance can be given that the Company's existing or future products can be sold at acceptable gross profit levels or that the Company will be able to develop, manufacture and distribute new products at such levels. See "Business."

    5. POSSIBLE NEED FOR ADDITIONAL FINANCING; REPAYMENT OF DEBT. The Company may require additional financing in the future to support its operations and any expansion plans may result in additional dilution to the investors in this offering. There can be no assurance that the Company's operations will supply the revenues necessary for such purpose. There can be no assurances given that such financing will be available in the amounts required or, if available, that such financing may be obtained on terms satisfactory to the Company. A substantial portion of the proceeds of this offering will be used to repay existing debt, further reducing the Company's working capital. See "Financial Statements."

    6. LOSS OF KEY PERSONNEL. Although the Company has an employment agreement with Mr. Pidorenko which expires on December 30, 2001, the loss of the services of Mr. Pidorenko, the Company's Chief Executive Officer, could have a material adverse effect on the Company. The Company does not maintain any key man life insurance on the life of Mr. Pidorenko. In addition, there is no assurance the Company will be able to attract other competent and qualified employees on terms deemed acceptable to the Company to implement its expansion plans. See "Management."

    7. NO ASSURANCE OF PATENT PROTECTION. The Company intends to devote a substantial portion of the proceeds of this offering to secure the facility and equipment necessary to manufacture partially evacuated glass spheres. While management believes that the processes as described in its patent applications to manufacture evacuated shells are based upon sound scientific principles, there is no assurance that the Company will be successful in manufacturing commercially viable partially evacuated shells on a large scale basis. The Company has filed a patent application with the United States Patent and Trademark Office, which covers certain processes that the Company proposes to utilize relating to the production of evacuated microspheres which improve energy efficiency and the application of shells in paints and coatings. There is no assurance that the Company's patent applications will be granted or that the Company will be able to commercially exploit such patent rights. If assertions were made that the Company's products or technology infringe the intellectual property rights of others, the Company could be prohibited from using such technology or marketing such products and could also incur substantial costs to redesign its products or defend any legal action that may be taken against the Company. In addition, there can be no assurance that any patents which may be issued to the Company will not be challenged, invalidated or circumvented or that any rights granted thereunder will provide proprietary protection to the Company. See "Business -- Patents."

    8. PRODUCT LIABILITY CLAIMS. The Company could be subject to product liability claims in connection with the use of the products that it sells. There can be no assurance that the Company would have sufficient resources to satisfy any liability resulting from the product claims or would be able to have its customers indemnify or insure the Company against such claims. Although the Company currently carries product liability insurance there can be no assurance that such coverage will be adequate in terms and scope to protect the Company against material adverse effect in the event of a successful product liability claim.

    9. ENVIRONMENTAL CONCERNS. The process of formulating paints and coatings involves the mixing of resins and other substances, which if spilled, could potentially contaminate the soil or ground water at or surrounding the Company's facilities. The Company believes that it is substantial compliance with all applicable laws and regulations. However, changes to current laws or regulations or an unforeseen spill or accident at the Company's facilities could have a material adverse effect on the Company.

    10. COMPETITION. The paint and coatings business is extremely competitive. There is no assurance that the Company will be able to compete profitably in the paint and insulative coatings industry or other industries in which the Company's shell technology may be applicable in the future. The Company does not anticipate that there are significant barriers of entry which would prevent competitors from introducing comparable products and technologies. The Company has identified at least three suppliers of partially evacuated shells. All of these suppliers provide shells to the Company and are substantially larger and better capitalized that the Company. There is no assurance that these suppliers will not market comparable products and technologies to those of the Company. The Company expects that if its products become successful, competitors may be more likely to develop and introduce into the marketplace comparable products and technologies. Such increased competition may result in reduced sales, reduced margins, or both. The Company is and will be competing with larger, better capitalized companies which are better positioned to respond to shifts in consumer demand and other market-based changes. If other companies successfully introduce competing products before the Company achieves significant market entrenchment, the Company could experience sales below its expectations, or the Company could be forced to reduce its sales price, or both, which could have a material adverse effect on the Company's operating results. See "Business -- Competition."

    11. CHANGES IN APPLICATION OF PROCEEDS AND ACQUISITIONS. Under certain circumstances, the Company may find it necessary or advisable to reallocate some of the proceeds among the currently intended uses of such proceeds. Accordingly, the Company and its management will have discretion as to the application of such proceeds. In addition, a portion of the proceeds may be used to consummate an acquisition of other businessess or products. In seeking such a business venture, management will focus upon businesses that are complimentary to the Company's shell technology or which would be a viable application for commercial utilization of the Company's shell technology. The company will not acquire or merge with a business or corporation in which the company's officers, directors or promoters or their affiliates or associates, have any direct or indirect ownership interest. It is anticipated that any such acquisitions would involve companies located in the sunbelt region of the United States. There are no pending agreements or understandings for any acquisitions. See "Use of Proceeds" and "Business -- Business Strategy."

    12. FUTURE ACQUISITIONS. The Company may expand its business, in part, through the acquisition of compatible products or businesses. In attempting to locate and consummate such acquisitions, the Company may be competing with other prospective purchasers of the acquisition candidate, many of which may have greater resources than the Company. There can be no assurance that suitable acquisition candidates can be identified and acquired on terms favorable to the Company, or that the acquired product lines or operations can be profitably operated or integrated into the Company's operations. In addition, any internally generated growth experienced by the Company could place significant demands on the Company's management, thereby restricting or limiting its available time and opportunity to identify and evaluate potential acquisition, candidates. The ability of the Company to consummate acquisitions will depend on it's ability, to obtain sufficient financing on acceptable terms, of which there can be no assurance. To the extent management is successful in identifying suitable companies or products lines for acquisition, the Company may deem it necessary or advisable to finance such acquisitions through the issuance of Common Stock, securities convertible into Common Stock, or debt financing, or a combination thereof. In such cases, the issuance of Common Stock or convertible securities could result in further dilution to the purchasers at the time of such issuance or conversion. The issuance of debt to finance acquisitions may result, among other things, in the encumbrance of certain of the Company's assets, may impede the Company's ability to obtain bank financing, decrease the Company's liquidity, decrease the

Company's liquidity and adversely affect the Company's ability to declare and pay dividends to its stockholders. See "Use of Proceeds" and "Business -- Business Strategy."


    13. UNSUCCESSFUL PRIOR PUBLIC OFFERING. Prior to this offering, the Company, in a "best efforts" underwriting, offered a minimum of 833,333 Units in a maximum of a 1,833,333 Units at $6.00 per Unit under a registration statement on Form SB-2 declared effective by the Commission on August 28, 1996. All funds received and placed in escrow as a result of that offering have been returned to the investors and the escrow account has been closed. The failure to close this prior public offering has adversely affected the Company. The Company has closed its Sarasota, Florida retail sales office, vacated its executive offices, curtailed marketing plans and reduced the number of the Company's employees. The Company currently conducts its business from the Darling Paint facilities located in New Port Richey, Florida. Because this prior offering did not close, the Company was, as of November 30, 1996 in default of $505,000 of its bridge loans. As a condition to closing this offering, the Company has converted $938,500 of its outstanding convertible notes plus accrued interest thereon, into 550,583 shares of Common Stock, subject to the lock up restrictions described elsewhere in this Prospectus. Although management believes that the implementation of organizational and operational changes necessitated by the failure to close the public offering along with the proceeds from this offering will enable the Company continue as a going concern, no assurance can be given as to the ultimate success of any of these actions.


    14. LIMITATION OF DIRECTORS' LIABILITY. The Company's Certificate of Incorporation contains a provision which, in substance, eliminates the personal liability of the directors to the Company and its stockholders for monetary damages for breaches of their fiduciary duties as directors to the fullest extent permitted by Florida law. By virtue of this provision, under current Florida law a director of the Company will not be personally liable for monetary damages for breach of his fiduciary duty, except for liability for: (a) breach of his duty of loyalty to the Company or to its stockholders; (b) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (c) dividends or stock repurchases or redemptions that are unlawful under Florida laws; and (d) any transaction from which he receives an improper personal benefit. This provision pertains only to breaches of duty by directors and not in any other corporate capacity, such as officers, and limits liability only for breaches of fiduciary duties under Florida corporate law and not for violations of other laws such as the federal securities laws. As a result of the inclusion of such provision, stockholders may be unable to recover monetary damages against directors for actions taken by them that constitute negligence or gross negligence or that are in violation of their fiduciary duties, although it may be possible to obtain injunctive or other equitable relief with respect to such actions. The inclusion of this provision in the Company's Certificate of Incorporation may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited the Company and its stockholders. It is the position of the Securities and Exchange Commission that, insofar as the foregoing provisions may be invoked to disclaim liability for damages arising under the Securities Act, such provisions are against public policy as expressed in the Securities Act and are therefore unenforceable.

    15. NO DIVIDENDS AND NONE ANTICIPATED. The payment by the Company of dividends, if any, in the future rests within the discretion of its Board of Directors and will depend, among other things, upon the Company's earnings, its capital requirements and its financial condition, as well as other relevant factors. The Company has not paid or declared any dividends upon its Common Stock since its inception and by reason of its present financial status and its contemplated future financial requirements does not contemplate or anticipate paying any dividends upon its Common Stock in the foreseeable future. See "Dividend Policy."

    16.  LIMITED SOURCES OF SUPPLIERS; INTERRUPTION OF RAW
MATERIALS. Currently, the Company has identified three sources to supply partially evacuated shells which it utilizes in its ThermaCool-TM- product line. To date, the Company has relied exclusively upon one such supplier for acquiring the partially evacuated shells which are utilized in its ThermaCool-TM- product line. There is no assurance that this supplier will continue to provide the Company with partially evacuated shells at favorable prices, on a timely basis or at all. In addition, the inability of the Company to obtain other raw materials necessary to produce its ThermaCool-TM- painting and coating product lines, such as resins, would adversely affect the Company. See "Business."

    17. NO ASSURANCE OF TRADEMARKS. The Company believes that its trademarks have significant value and are important to the marketing of its products. The Company has registered and received approval for the mark "ThermaCool"-TM- with the United States Patent and Trademark Office. The Company intends to file other applications to register additional marks. There can be no assurance, however, that the Company's future products will result in registration for additional marks, that such marks will not violate the proprietary rights of others, or that the Company's marks would be upheld if challenged. In addition, there can be no assurance that the Company will have the financial resources necessary to enforce or defend its trademarks and service marks. Any difficulty experienced by the Company in utilizing its marks or defending an infringement action could have a material adverse effect on the Company.


    18. CONTROL OF THE COMPANY BY THE COMPANY'S CHIEF EXECUTIVE OFFICER. Upon completion of this offering, John Pidorenko, the Company's Chief Executive Officer, will own approximately 17.6% of the outstanding Common Stock (excludes options to acquire up to 500,000 shares of Common Stock exercisable at $4.00 per share). In addition, Mr. Pidorenko owns 5,000,000 shares of Series A Voting Convertible Preferred Stock (the "Voting Preferred Stock"). Each share of Voting Preferred Stock has one-half vote per share on all matters submitted to the holders of Common Stock. The Voting Preferred Stock was issued to Mr. Pidorenko to provide him with control of the Company after completion of this offering. The issuance of the Voting Preferred Stock to Mr. Pidorenko constitutes an anti-takeover action. Mr. Pidorenko is provided the opportunity to convert his Voting Preferred Stock into up to 1,250,000 shares of Common Stock subject to the Company achieving certain earnings objectives. See "Management" and "Certain Transactions".



    19. CONFLICTS OF INTERESTS; AFFILIATED PARTY TRANSACTIONS. Mr. Pidorenko has an employment agreement with the Company which provides for a base salary of $90,000, expense reimbursement and the right to bonus compensation. Mr. Pidorenko owns 416,067 shares of the Company's Common Stock being registered under the Securities Act as part of this Prospectus, which he received in connection with the formation of the Company and the contribution of certain proprietary rights. Mr. Pidorenko is the holder of options which entitles him to acquire up to 500,000 shares of the Company's Common Stock exercisable of $4.00 for five years. Mr. Pidorenko is also the holder of the Voting Preferred Stock which provides him with control over the affairs of the Company and the ability to convert such Voting Preferred Stock into shares of Common Stock. During fiscal year 1996, the Company advanced $257,134 to Mr. Pidorenko and received payment of advances of $226,031. Certain relatives and family members of Mr. Pidorenko are employed by the Company. Kendall B. Stiles, M.D., is the brother-in-law of Mr. Pidorenko and is the holder of 71,542 shares. See "Management", and "Certain Transactions."



    20. IMMEDIATE SUBSTANTIAL DILUTION. This offering involves an immediate and substantial dilution of $2.73 per share from the offering price (approximately 68% of the offering price). See "Dilution."


    21. COMPLIANCE WITH FEDERAL AND STATE SECURITIES LAWS. The private placement of $1,898,500 of the Company's securities consisting of certain notes and common stock during the period September 1995 through April 1996 was not registered under the Securities Act or the blue sky laws of various states in reliance upon the provisions of exemptions from registration under applicable laws. There is no assurance that these private offerings qualify for such exemptions due to, among other things, the adequacy of disclosure and the manner of distribution of such offering materials. If and to the extent that suits for rescission are successfully concluded by such investors for failure to register the prior private placements of the Company's securities pursuant to state or federal securities laws or for acts or omissions constituting certain prohibited practices pursuant to federal and state securities laws, both the capital and assets of the Company could be adversely affected, thus jeopardizing the ability of the Company to operate successfully.

    22. SHARES ELIGIBLE FOR FUTURE SALE. As of March 7, 1997, the Company had outstanding 1,457,019 shares of its Common Stock. Of this amount, 416,067 shares of Common Stock are being registered on behalf of the Selling Security Holder. Holders of 1,290,743 shares of Common Stock (89% of current outstanding shares) have agreed not to sell their shares for a period of at least two (2) years from the date of this Prospectus, without the Underwriter's consent. The Underwriter has the right to extend this lock-up period for one (1) additional year if the Company has not achieved during any 12 consecutive month period a cumulative pre-tax profit or income, calculated in accordance with GAAP, of at least $3,000,000. Approximately 60,000 shares of the Company's common stock will be available for resale pursuant to Rule 144 after the closing of this offering. The possibility of future sales by existing stockholders under Rule 144 or otherwise may, in the future, have a depressive effect on the market price of the Common Stock, and such sales, if substantial, might also adversely affect the Company's ability to raise additional capital. See "Description of Securities," and "Underwriting."


    23. ANTI-TAKEOVER PROVISIONS. Florida law, the Certificate of Incorporation and By-Laws of the Company contain various provisions which may have the effect of discouraging future takeover attempts which the Company's stockholders may deem to be in their best interests and perpetuating the Company's existing management. Mr. Pidorenko's ownership of the Voting Preferred Stock provides him with control over the business and affairs of the Company. In addition, in certain circumstances, Florida law requires the approval of two-thirds of all shares eligible to vote for certain business combinations involving a stockholder owning 15% or more of the Company's voting securities, excluding the voting power held by such stockholder. In addition to the potential impact on future takeover attempts and the possible perpetuation of management, the existence of all of the above provisions could have an adverse effect on the market price of the securities offered hereby. See "Management" and "Description of Securities."

    25. LACK OF PUBLIC TRADING MARKET; OFFERING PRICE AND POSSIBLE FLUCTUATION OF STOCK PRICE. Prior to this offering, there has been no public market for the Units, Common Stock or Warrants of the Company and there can be no assurance that a regular or active public trading market for the securities will develop or be sustained after this offering. The initial public offering price of the Units and Common Stock and the exercise price of the Warrants has been determined solely by negotiations between the Company and the Underwriter, and may not be indicative of the market prices for the securities after this offering. Factors such as quarterly variations in the Company's financial results, announcements by the Company or others, and development affecting the Company or its customers could cause the market price of the Units, Common Stock or Warrants to fluctuate substantially. In addition, the stock market is sometimes characterized by extreme price and value fluctuations, which may have a substantial effect on the market prices of the Company's securities and related effect on the Company's operating performance. See "Description of Securities" and "Underwriting."

    26. CURRENT PROSPECTUS AND STATE BLUE SKY REGISTRATION REQUIRED TO EXERCISE WARRANTS. Holders of the Warrants have the right to exercise the Warrants for the purchase of shares of the Common Stock only if a current prospectus relating to such shares is then in effect and only if shares are qualified for sale under applicable securities laws of the states in which the various Warrant holders reside. The maintenance of a currently effective registration statement could result in substantial expense to the Company. There is no assurance the Company will be able to keep this Prospectus covering the shares issuable upon the exercise of the Warrants current. The Warrants may be deprived of any value if a current prospectus covering the shares issuable upon exercise thereof is not kept effective or if such shares are not registered in the states in which certain Warrant holders reside. See "Description of Securities -- Warrants."

    27. BROKER-DEALER SALES OF COMPANY'S SECURITIES. In the absence of a security being quoted on NASDAQ, a market price of at least $5.00 per share or the Company having in excess of $2,000,000 in net tangible assets, trading in the Company's securities may be covered by a Commission rule that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally persons with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchasers' written agreement to the transaction prior to the sale. Consequently, the rule affects the ability of broker-dealers to sell the Company's securities and also may affect the ability of purchasers in this offering to sell their securities in the secondary market.

    Previously, the Commission adopted certain rules ("Rules") under the Exchange Act requiring broker/dealers engaging in certain transactions with their customers in specified equity securities falling within the definition of "penny stock" (generally non-NASDAQ securities priced below $5.00 per share) to provide to those customers certain specified information. Unless the transaction is exempt under the Rules, broker/dealers effecting customer transactions in such defined penny stocks are required to provide their customers with: (i) a risk disclosure document; (ii) disclosure of current bid and ask quotations, if any; (iii) disclosure of the compensation of the broker/dealers and its sales person in the transaction; and (iv) monthly account statements showing the market value of each penny stock held in the customer's account.

    As a result of the aforesaid rules regulating penny stocks, the market liquidity for the Company's securities could be severely adversely affected by limiting the ability of broker-dealers to sell the Company's securities and the ability of purchasers in this offering to sell their securities in the secondary market.

    28. NO ASSURANCE OF MAINTAINING NASDAQ SMALLCAP LISTING. Although management believes that the proceeds of this offering together with anticipated growth will result in profitable operations there is no assurance the Company will not generate losses or a reduction in asset value such that the Company will be able to maintain a NASDAQ SmallCap Market system listing. In addition, NASDAQ may change its continued listing requirements to a level the Company cannot maintain. If the Company were to lose its NASDAQ SmallCap Listing privileges investors will not have access to the liquidity and trading privileges afforded by the NASDAQ SmallCap market. In such event the Company's securities would trade in the over-the-counter electronic bulletin board or "pink sheets". As a result, the market liquidity and an investor's ability to resell the Company's securities could be severely adversely affected.

    29. SELLING SECURITY HOLDER RISKS AND LIABILITIES. The sale of shares by Selling Security Holder can have a depressive effect on the trading price of the Common Stock acquired by investors in this offering or from the Selling Security Holder. If the Company, for whatever reason, is unable to keep this Prospectus current under applicable state and federal securities laws, the Selling Security Holder may be unable to sell their shares outside of Rule 144 or another available exemption from registration under Section 5 of the Securities Act. The Selling Security Holder through his participation in the distribution of the shares offered by this Prospectus may be deemed to be statutory "underwriter" as that term is defined in Section 2(11) of the Securities Act and as such may be subject to certain liabilities under Section 11 or 12 of the Securities Act for, among other matters, the material misstatement or material omission of facts in the Prospectus. See "Selling Security Holder."

                                USE OF PROCEEDS


    The net proceeds to be received by the Company from the sale of the Units (after deducting the Underwriting discounts and commissions, the non-accountable expense allowance, and other estimated expenses of this offering) are estimated to be $4,435,000 ($5,089,500 if the Over Allotment Option is exercised). The Company expects to apply the net proceeds approximately as shown in the following table:



                                                                                                        APPROXIMATE
USE OF NET PROCEEDS                                                                        AMOUNT       PERCENTAGE
--------------------------------------------------------------------------------------  ------------  ---------------
Advertising and Marketing (1).........................................................  $    500,000           11%
Acquisition of Property, Plant and Equipment (2)......................................  $  1,700,000           38%
Repayment of Loans (3)................................................................  $    960,000           22%
Research New Products and Applications (4)............................................  $    465,000           10%
Automate and update Darling Paint equipment and facilities (5)........................  $    200,000            5%
Officers' and Directors' Compensation (6).............................................  $    140,000            3%
Working Capital.......................................................................  $    470,000           11%
                                                                                        ------------          ---
  TOTAL...............................................................................  $  4,435,000          100%
                                                                                        ------------          ---
                                                                                        ------------          ---


------------------------

(1) Advertising and marketing efforts will be centered around a public relations campaign and strategically placed advertisements in leading paint, paint dealer, and other related magazines. The Company intends to aggressively solicit established distributors and contractors and to open additional retail outlets in West Central Florida. See "Business--Marketing and Distribution."

(2) Management intends to use these proceeds to locate a suitable production facility and to equip this facility with the necessary machinery, tooling, furnaces and other items necessary to manufacture evacuated or partially evacuated microspheres. These estimates are based solely upon management's prior experience and no independent engineering or other outside consultant data has been utilized to determine these amounts. There is no assurance that the Company will be successful in its efforts to manufacture evacuated shells. See Business--Manufacturing Facilities and Techniques."


(3) In addition to the repayment of the above amount from the proceeds of this offering and the conversion of approximately $938,500 of convertible notes plus accrued interest thereon into 550,583 shares of Common Stock, Mr. Pidorenko has agreed to personally assume and indemnify the Company against approximately $690,000 of principal and accrued interest obligations under certain promissory notes. Mr. Pidorenko intends to utilize the proceeds from the sale of his shares of Common Stock registered under the Prospectus to satisfy such obligations. See "Certain Transactions."


(4) Represents proceeds allocated to the development of new products and applications utilizing shell technologies beyond paints and coatings.

(5) Represents funds to purchase automated mixers, sealers and label machines, tanks and storage facilities. Also includes leasehold improvements for retail outlets.

(6) Represents the base salaries of Mr. Pidorenko and Mr. Trusty. See "Management--Employment Agreements."

    The Company anticipates that the Offering proceeds will be sufficient to satisfy its anticipated cash needs for approximately 12 months following the completion of this offering.

    The above amounts and priorities for the use of proceeds represent management's estimates based upon currently proposed plans and assumptions relating to its operations, and does not take into consideration receipt of revenues, if any, from operations during such period. Although the Company does not contemplate any changes in the proposed use of proceeds, to the extent the Company finds that general economic and industry conditions or prevailing business conditions vary from those which were assumed in arriving at the amount set forth above, the Company may find it necessary or advisable to reallocate the amount shown among the above-described categories.

    The Company reserves the right to change the use of the balance of the net proceeds if its sales or expenses are materially higher or lower than anticipated, if competitive or technological developments occur in the areas of energy efficient coatings or other areas of the Company's business which cause management to conclude that it would be in the Company's best interest to pursue alternative products or services, or if an opportunity, not presently known to the Company arises to develop additional products or to acquire additional products or marketing resources either directly or through the acquisition of additional companies. If any of these events should occur, the Company may reallocate the net proceeds among their intended applications, or it may use a part of the remaining net proceeds to acquire additional products, other resources or businesses.

    There are no pending agreements or understandings for any acquisitions. It is anticipated that the purchase price of acquisitions which may be undertaken by the Company may be paid in cash, by issuance of securities or notes payable to the Company or a combination thereof. Funds used for acquisitions may also be used to absorb operating expenses of the acquired company, and to pay accounting, legal and other expenses of the Company in connection with such acquisitions. In seeking a business venture, management will focus upon businesses that are complimentary to the Company's shell technology or which would be a viable application for commercial utilization of the Company's shell technology. The Company will not acquire or merge with a business or corporation in which the Company's officers, directors, or promoters or their affiliates or associates, have any direct or indirect ownership interest. It is anticipated that any such acquisitions would involve companies located in the Sunbelt region of the United States. See "Risk Factors--Future Acquisitions."

    Proceeds not immediately required for the purposes described above will be invested principally in United States government securities, short-term certificates of deposit, money market funds or other interest-bearing investments.

                                DIVIDEND POLICY

    The payment by the Company of cash dividends, if any, in the future rests within the discretion of its Board of Directors and will depend, among other things, upon the Company's earnings, its capital requirements and its financial condition, as well as other relevant factors. The Company has not paid or declared any cash dividends upon its Common Stock since its inception and its contemplated financial requirements do not anticipate paying dividends upon its Common Stock in the foreseeable future.

                                    DILUTION

    At November 30, 1996, the negative net tangible book value of the Company was $(1,475,950), or $(1.70) per share based upon 869,899 shares of Common Stock then issued and outstanding. Net tangible book value per share is the amount of the Company's tangible assets less all liabilities, divided by the number of shares of Common Stock outstanding.


    After giving effective this offering (net of underwriting discounts and commissions and the estimate expenses of this offering), the net tangible book value of the Company would be $3,606,773, or $1.27 per share of Common Stock, based upon 2,832,019 shares of Common Stock outstanding. Purchasers in this offering would own an aggregate of 48.6% of the outstanding shares of Common Stock, with a dilution to the investors in this offering of $2.73 per share.


    The following table illustrates the per share dilution to the investors in this Offering:


Assumed initial public offering price per Unit....................................   $    4.00
Net tangible book value per share of Common Stock before the offering.............   $   (1.70)
Increase per share of Common Stock attributable to new investors..................   $    2.97
Proforma net tangible book value per share upon completion of the offering........   $    1.27
Dilution per share of Common Stock to new investors...............................   $    2.73
Dilution as a percentage of the per share purchase price..........................          68%


    The following table summarizes the number of shares of Common Stock purchased from the Company, the total consideration paid to the Company and the average price per share of Common Stock paid by existing stockholders and by purchasers of shares in this offering at an offering price of $4.00 per Unit (before deduction of underwriting commissions and offering expenses):


                                                   SHARES PURCHASED         TOTAL CONSIDERATION       AVERAGE
                                                -----------------------  -------------------------   PRICE PER
                                                  NUMBER         %          AMOUNT          %          SHARE
                                                ----------  -----------  ------------  -----------  -----------
Promoters, Officers and Directors.............     601,486       21.2%   $    205,703        3.2%    $     .34
  Current Shareholders........................     855,533       30.2%   $    730,154       11.3%    $    85.3
  Investors in this offering..................   1,375,000       48.6%   $  5,500,000       85.5%    $    4.00
                                                ----------        ---    ------------        ---         -----
    Total.....................................   2,832,019        100%   $  6,435,857        100%    $    2.27
                                                ----------        ---    ------------        ---         -----
                                                ----------        ---    ------------        ---         -----



    Excludes the (i) Underwriter's Warrants (ii) 350,000 shares reserved for issuance under the Company's 1996 Stock Option Plan, (iii) 500,000 shares reserved upon exercise of options granted to Mr. Pidorenko in connection with his employment agreement exercisable at $4.00 for five years. Also reflects the conversion of $938,500 convertible notes plus accrued interest of approximately $162,665 into 550,583 shares of Common Stock.

                            SELECTED FINANCIAL DATA

    The following presents selected financial information of the Company as of November 30, 1995 and 1996. The financial statements as of November 30, 1995 and 1996, and the report of the Independent Certified Public Accountants thereon are included elsewhere in this Prospectus. The information set forth below is qualified by, and should be read in conjunction with, the financial statements and related notes thereto in their entirety.

                                                                                           YEARS ENDED NOVEMBER 30,
                                                                                          --------------------------
                                                                                              1996          1995
                                                                                          -------------  -----------
INCOME STATEMENT DATA (1)
  Total revenue.........................................................................  $     615,845  $    43,691
  Net loss..............................................................................  $  (1,033,553) $  (314,857)
  Net loss per share....................................................................  $       (1.34) $     (0.53)
  Shares used in per share computation..................................................        771,154      626,191


                                                                          AS OF NOVEMBER 30,
                                                                      --------------------------        AS
                                                                          1996          1995      ADJUSTED (3)(4)
                                                                      -------------  -----------  --------------
BALANCE SHEET DATA
  Total assets......................................................  $   1,537,273  $   734,733   $  5,012,273
  Working capital...................................................  $  (2,444,417) $  (874,313 (2)  $  3,148,739
  Long-term debt....................................................  $    --        $   --        $    --
  Stockholders' equity..............................................  $  (1,363,939) $  (330,395)  $  4,229,217
  Net tangible book value...........................................  $  (1,475,950) $  (448,719)  $  3,606,773
  Net tangible book value per share.................................  $       (1.70) $     (0.67)  $       1.27


------------------------

(1) Excludes operating activity of Darling Paint, which the Company acquired November 30, 1995. Had the operations of the paint company been included in the Company's financial statements for the year ended November 30, 1995, a summary pro forma effect on the Company's operating results would have been as follows:

                                                                                             YEAR ENDED
                                                                                            NOVEMBER 30,
                                                                                                1995
                                                                                            ------------
Total revenue.............................................................................   $  458,041
Net loss..................................................................................   $ (268,989)
Net loss per share........................................................................   $    (0.43)
Shares used in per share computation......................................................      626,191


(2) Includes convertible debt of $740,203 and $1,898,500 at November 30, 1995 and 1996, respectively. $938,500 of these convertible notes plus accrued interest thereon were exchanged for 550,583 shares of Common Stock by such note holders. See "Certain Transactions."


(3) Adjusted to reflect the sale of the Offering after deduction of the underwriting discounts and commissions payable by the Company, and estimated offering expenses.


(4) Excludes the (i) Underwriter's Warrants and Over-Allotment Option (ii) 350,000 shares received for issuance under the Company's 1996 Stock Option Plan, (iii) 500,000 shares reserved for the exercise of options granted to Mr. Pidorenko in connection with his employment agreement exercisable at $4.00 for 5 years. Also includes the effect of issuing 550,583 shares of common stock to retire $938,500 of certain convertible note obligation plus accured interest thereon. See "Certain Transactions."

                                 CAPITALIZATION


    The following table sets forth the capitalization of the Company at November 30, 1996, and as adjusted to give effect to: (i) a 1 for 10 reverse common stock split effective August 12, 1996; and (ii) the sale by the Company of the 1,375,000 Units offered hereby (excluding the Over-Allotment Option), and the application of the net proceeds therefrom. The table should be read in conjunction with the financial statements of the Company and related notes thereto included elsewhere in this Prospectus. See "Index to Financial Statements."



                                                                                       ACTUAL (1)     AS ADJUSTED
                                                                                      -------------  -------------
Stockholder's Equity:
  Common Stock, $.0001 par value; 20,000,000 shares authorized; 869,899 shares
    (3,017,210 at Offering) issued and outstanding..................................             87            302
Voting Preferred Stock, par value $.01; 5,000,000 shares authorized,       issued
 and outstanding....................................................................            500            500
Additional paid-in capital..........................................................        184,314  $   5,777,255
Accumulated (deficit), equity.......................................................     (1,548,840)    (1,548,840)
                                                                                      -------------  -------------
    Total stockholders' equity......................................................  $  (1,363,939) $   4,229,217
                                                                                      -------------  -------------
                                                                                      -------------  -------------


------------------------


(1) Excludes the (i) Underwriter's Warrants (ii) 350,000 shares reserved for issuance under the Company's 1996 Stock Option Plan, (iii) 500,000 shares reserved for the exercise of options granted to Mr. Pidorenko in connection with his employment agreement exercisable at $4.00 for 5 years. Also reflects the conversion of $938,500 convertible notes plus accrued interest into 550,583 shares of Common Stock.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

DEVELOPMENTAL STAGE ACTIVITIES

    The Company had been a developmental stage enterprise during its initial three years of operation. During this period, management devoted the majority of its efforts to research and development, financing, purchasing and activities related to starting up production and marketing. These activities were funded by investments from stockholders and borrowings from unrelated third parties. The Company has not generated sufficient revenues during its limited operating history to fund its ongoing operating expenses, repay its outstanding indebtedness or to fund its product development activities. In fiscal year 1994, the Company completed the development of its first product line.

RESULTS OF OPERATIONS

    FISCAL YEAR 1996 COMPARED TO FISCAL YEAR 1995


    Total revenue for the year ended November 30, 1996, was $626,845 compared to $43,691 for the same period of 1995, which represents an increase of $583,154. The increase was a result of expanded sales of paint products and coatings produced by the Company's paint manufacturing facility acquired in the 1995 fiscal year. The increased sales were a direct result of increased marketing efforts and production capabilities. The net loss and the net loss per share were $1,033,553 and $1.34 per share respectively, for the year ended November 30, 1996, as compared to a net loss and net loss per share of $314,857 and $.53, respectively, for the same period of 1995. As discussed below under "Liquidity and Capital Resources", the Company plans to institute a marketing campaign upon the closing of this offering to cover the sunbelt region of the United States.


    For the year ended November 30, 1996, total selling, general and administrative expenses were $1,280,339, as compared to $376,919 for the same period of the previous year, an increase of $903,420. The increases were due to expenses incurred with the initial production of the Company's proprietary products in its newly acquired manufacturing facility, expenses incurred in relation to the refinement of the formulations of the paint and paint coatings being manufactured, as well as costs associated with increased marketing efforts, staffing and other expenses associated with the Company's expanded operations.

    In June 1996 the Company opened a new retail location in Sarasota, FL, based upon the prospects of completing a public offering in the near term. Due to the failure of the prior offering the Company is experiencing negative cash flow. In a effort to streamline operations and cut costs, management closed the Sarasota location in January 1997. The effect of this closure is an anticipated reduction of $10,000 per month in the Company's operating costs. In addition to the above retail store closure, the Company also closed its executive offices in Tampa, FL and relocated all operations to the manufacturing facility in New Port Richey, FL. This closure will result in a monthly reduction of $7,000 per month in operating costs. Additionally, the Company executives have reduced their pay by a cumulative amount of $6,500 per month. The total cost savings of these actions reduced company operatings costs by $23,500 per month or $282,000 on an annual basis.

    FISCAL YEAR 1995 COMPARED TO FISCAL YEAR 1994

    During the period from inception through November 30, 1994, the Company realized revenues of $17,800. The Company was a developmental stage company and was continuing the development of its first products.

    Net revenues of $43,700 for the fiscal year ended November 30, 1995, represent an increase of 145% over the prior year, resulting primarily from increased sales of the Company's roof products. While the revenue volume of the 1994 and 1995 fiscal years is indicative of the Company's developmental state, the Company is expected to become fully operational in fiscal year 1996.

    Cost of sales for the 12 months ended November 30, 1994 and 1995 were approximately $25,300 and $15,400, respectively. Management expects the cost of sales as a percentage of sales to decrease due to better utilization of production capabilities and improved purchasing methods. Cost of sales for fiscal year 1995 and 1994 were higher than normal in relation to sales due to the need to give samples to prospective customers, as well as the necessity to pay third parties to manufacture and sell the Company's product. If the Company obtains increased market recognition and curtails the voluminous testing required during the developmental stage, the volume of samples to be provided may decrease, therefore reducing the cost of sales.

    Operating expenses totaled $617,600 for the period from inception through November 30, 1995. Total operating expenses were $377,000 in fiscal year 1995 and $239,700 in fiscal year 1994. Expenses in 1994 were primarily incurred in connection with product research and development activities. In 1995, the Company incurred significant expenses related to sales activities of introducing the initial products to the marketplace, as well as legal fees and financing costs incurred in seeking and obtaining funding and in acquiring Darling Paint, a paint manufacturing company.

    The Company has accumulated net operating losses of $640,944 for the period from inception through November 30, 1995.

DARLING PAINT

    Development of roof and wall coatings has been an ongoing process that has progressed from the Company's product being manufactured by a third party to its current capability of manufacturing its own paint and coating products. The acquisition of the operating assets of Darling Paint, effective November 30, 1995 for $251,016, provides the Company with the production equipment and initial distribution channels for its products.

    The Company has improved its purchasing procedures, by buying to support larger production volumes and expanding its supplier base. As a result, the cost of manufactured products has dropped significantly. The reduced costs are expected to continue to be realized or improved during fiscal year 1997. However, increased costs associated with marketing and expansion are expected to offset any cost savings associated with improved cost of goods due to the Darling Paint acquisition.

LIQUIDITY AND CAPITAL RESOURCES

    The Company has funded its initial capital operations and product development activities with funds provided by the sale of its securities and from borrowings.


    During fiscal years 1994 and 1995, the Company raised approximately $184,900 through issuance of its Common Stock. During fiscal years 1995 and 1996, the Company raised approximately $1,898,500 through the private placement of its convertible notes, notes and Common Stock. $938,500 of certain convertible notes plus accrued interest thereon were exchanged in to 550,583 shares of Common Stock as a condition to this Offering required by the Underwriter. The Company anticipates satisfying or has satisfied all indebtedness relating to these obligations either through the payment of such notes with the proceeds of this offering or the conversion of certain of these notes into shares of the Company's Common Stock and the undertaking of the Company's chief executive officer to personally assume certain of these obligations. See "Certain Transactions" and "Financial Statements--Note 16."


    The Company's operating losses have resulted in working capital and stockholders' equity deficits of approximately $2,444,417 and $1,363,939 at November 30, 1996, respectively. The Company is not presently generating sufficient revenues from operations to fund capital requirements. The ability of the Company to alleviate its working capital deficit and obtain capital adequate to fund future costs associated with operations and expansion plans is dependent upon (i) successful completion of the public offering; and (ii) realization of projected increases in sales of new product lines.

    In the opinion of management, the net proceeds from the Offering will provide sufficient working capital to enable the Company to finance planned expansion for the next twelve months without the need for additional capital. However, the Company will require substantial revenues from the sale of ThermaCool-TM- products in addition to the proceeds of this offering in order to fund anticipated operations for the twenty-four months after the closing of this offering. There is no assurance that such revenues will be generated or that other funding will be available to the Company.

SEASONALITY AND FLUCTUATIONS IN QUARTERLY OPERATING RESULTS

    The Company believes it will experience stronger demand for its products in the spring, summer and fall of each year. By directing its marketing efforts to the warmer states, the Company feels that fluctuations resulting from seasonality will be minimized.

INFLATION

    Inflation has not proven to be a factor in the Company's business since its inception and is not expected to have a material impact on the Company's business in the foreseeable future.

                                    BUSINESS

GENERAL

    The Company was incorporated in Florida in August, 1993, for the purpose of developing, manufacturing and marketing insulating materials and coatings using partially evacuated glass microspheres (sometimes referred to as "shells"). The process of evacuation removes air and other gases from the sphere, thereby creating a vacuum. A shell is a very small glass sphere (generally the size of a grain of salt) made by crushing glass particles. The insertion of shells into various materials and products ("shell technology") can substantially improve the thermal resistive characteristics of such materials and products resulting in improved insulation ("R") values. The more a shell is evacuated, the higher the thermal resistive characteristics of the product or material to which the shells are added.

    Management of the Company believes that there is a broad range of applications for introduction in products of evacuated or partially evacuated shells, the effect of which is improved energy efficiency of such products because of the inherent insulating characteristics provided by the glass spheres. The Company's strategy is to commercially exploit the use of its shell technology to improve the "R" values of a number of products. In fiscal year 1995, the Company completed the development of its first product line which consists of paints and coatings containing shells in order to reduce heat transmission and improve the insulation values of the products. The products are marketed under the ThermaCool-TM- label.

    On November 30, 1995, the Company acquired the assets of C.F. Darling Paint & Chemicals, Inc., a paint manufacturing company, located in New Port Richey, Florida ("Darling Paint") for $251,016 in cash. The Company also assumed the real estate lease for the Darling Paint Facility. The Company acquired these assets and assumed this real estate lease so that it would have a facility to produce and develop paints and coatings for its ThermaCool-TM- product line which incorporate its shell technology. Prior to this acquisition, the Company was required to purchase paints and coatings from independent paint and coating manufacturers.

    The Company's business strategy is to (i) expand the marketing and distribution of ThermaCool-TM- paints and coatings (ii) develop and manufacture the Company's own shells and (iii) expand the shell technology to other products, such as drywall, gypsum board, home siding materials and space foam insulation. Other markets may include refrigeration and cooling systems, automotive and transportation applications and cups and thermoses. There is no assurance that the Company will be successful in penetrating any markets for the ThermaCool-TM- product lines, developing commercially viable manufacturing techniques or addressing other markets.

BUSINESS STRATEGY

    The Company's business strategy to become profitable by commercially exploiting its shell technologies is dependent upon the successful implementation of the following:

        (i) EXPAND THE MARKETING AND DISTRIBUTION OF THERMACOOL-TM- PAINTS AND COATINGS. The use of shells in paints and coatings is the Company's initial attempt to commercially apply its shell technology. Although the ultimate objective of the Company is to commercially exploit fully evacuated shells in a variety of products, management believes that the use of partially evacuated shells properly combined with paints and coatings can improve the insulating properties of these products. Management believes that the acquisition of the assets of Darling Paint combined with the proceeds of this offering which are earmarked for expanding and improving the Company's painting and coating capacities and implementing a marketing program will enable the Company to generate revenues from the sale of its ThermaCool-TM-painting and coating products.

    The initial ThermaCool-TM- product is a roof coating material which incorporates the partially evacuated microspheres into a roof coating mixture which the Company is able to manufacture through the assets it acquired from Darling Paint. This product can be used to coat new roofs as well as on the top of existing tiles, shingles and flat roofs. The coating can also be applied by manufacturers of concrete and ceramic tiles. The Company is also marketing a ThermaCool-TM- exterior wall coating which it believes can also reduce emissivity and thermal conductivity.

        Coatings are characterized as a protective barrier that is applicable to various surfaces for protection from the elements. Paint is characterized as a product to change the color of a particular surface. By this definition, some paints may be classified as coatings, such as a semi-gloss enamel, while flat wall paint would not. The basic difference between a roof and a wall coating is that the viscosity or thickness of the product. A roof, being less vertical than a wall, can accept a thicker coating without the product running or sagging. A thicker coat for a roof is preferable due to its exposure to the elements. The application of shell technology to the Company's products is limited to the ThermaCool-TM- roof and exterior wall coatings where the insulative and energy efficiency characteristics of the product are most beneficial. To date, in excess of 90% of the Company's sales of ThermaCool-TM- products relate to roof products. The Company has not yet developed an interior paint using its ThermaCool-TM- process. There is no assurance that the Company will be able to develop products other than roof and exterior wall coatings utilizing its ThermaCool-TM- process.

        (ii) DEVELOP AND MANUFACTURE THE COMPANY'S OWN SHELLS. The Company has applied for a patent involving the production of insulating microspheres in a manner which enables the evacuation of gases in the shells. Such evacuation results in lower gas pressure within the shells which can reduce thermal conductivity, thus providing improved insulation qualities. The manufacturing procedure involves the formation of water vapor in the shells and then the subsequent evacuation of the shells by heating the shells which causes out-permeation of the water vapor. Other patents have been granted relating to various processes to evacuate glass shells. To the best of management's knowledge, no one has been able to develop a commercially viable process for the production of fully evacuated glass shells, due to among other factors, manufacturing and technical restraints. Currently, the Company is aware of three large multinational companies which manufacture shells. The essential difference between the manufacturing process for partially evacuated shells as compared to substantially or fully evacuated shells are the techniques employed to evacuate gases from the shell which improve its thermal conductivity or insulating value. Management of the Company believes that the facilities and equipment currently exist which the Company can use to manufacture highly or partially evacuated shells. The Company intends to utilize $1,500,000 of the offering proceeds to locate a suitable production facility and to equip this facility with the necessary machinery, tooling, furnaces, and other items necessary to manufacture highly or partially evacuated shells. There is no assurance that the Company will be successful in its efforts to manufacture shells.

       (iii) EXPAND THE SHELL TECHNOLOGY TO OTHER PRODUCTS. Management of the Company believes the potential exists to commercially exploit other markets suitable for the Company's shell technologies. Since 1992, the Company's founders have been investigating the possibility of using evacuated glass microspheres in a variety of products. Management has identified construction components such as drywall, gypsum board, home siding materials and space foam insulation as potential markets. Other potential markets include refrigeration and cooling systems, automotive and transportation applications, cups and thermoses. There is no assurance the Company will be successful in penetrating other markets. The Company will only be able to achieve this strategy if it is able to manufacture its own highly or partially evacuated shells on an economical basis.

SHELL TECHNOLOGY

    The Company has the rights to certain patent applications relating to evacuated shells. The first involves a technique for manufacturing insulating microspheres in a manner which enables the evacuation of retained gases within the shells. This evacuation results in low gas pressure within the shell which can reduce the thermal conductivity, thus improving insulation qualities. Evacuated shells are capable of forming vacuums which limits heat transfer. The use of evacuated glass microspheres as an important component of improved insulation and the use of a reflective layer within or outside of the shells has also been referred to in prior patents. The Company's patent application describes a procedure that which through the use of water vapor and heat combined with the introduction of certain gases results in the evacuation or substantial evacuation of the gases contained in the interior of the shells.

    The Company's other patent application uses evacuated shells introduced into a coating. Such coatings may be used for roofs, exterior paints, interior paints and other uses. The addition of evacuated or substantially evacuated spheres into a coating provides the following characteristics: (i) a reduction in radiant heat transfer by use of reflective coatings, (ii) the reduction of heat transfer between shells by restricting the transfer to point contact and (iii) a reduction in the heat transfer across a shell by a use of a partial or full vacuum. Although patent counsel to the Company believes that patent protection is available for these inventions, there is no assurance that such patents will be granted. Although management believes that the processes described in the patent applications are grounded upon sound scientific principles and the machinery and equipment are available to implement the production techniques necessary to manufacture evacuated shells on a commercial basis, there is no assurance the Company will be able to economically and profitably manufacture evacuated shells or otherwise exploit these inventions. The ThermaCool-TM-product line currently offered by the Company does not rely upon these inventions because ThermaCool-TM- paintings and coatings use partially, rather than fully or substantially evacuated shells.

MANUFACTURING FACILITIES AND TECHNIQUES

    Management intends to use $1,700,000 of the offering proceeds to acquire a suitable production facility and to equip this facility with the necessary machinery, tooling, furnaces and other items necessary to manufacture evacuated shells. Management anticipates the Company will lease this facility on a three to five year term and acquire the equipment necessary to manufacture shells. Internal cost estimates prepared by management indicate that the Company will require at least $5,000,000 for the initial 24 months of operations to develop and operate its ThermaCool-TM- production facility and shell manufacturing facility. Management anticipates that revenues generated from the sale of ThermaCool-TM- products along with the offering proceeds allocated to these facilities will be sufficient to absorb these anticipated production and operating costs. These estimates are based solely upon management's prior experience and no independent engineering or other outside consultants' data, has been utilized to determine these amounts. If these estimates prove to be incorrect or if the sale of ThermaCool-TM- products does not generate sufficient revenues, the Company's ability to develop and operate these facilities will be adversely affected. See "Use of Proceeds."

    The basic process for manufacturing glass shells involves heating glass and then partially drying and crushing the glass composition. The glass composition is then size separated for different applications. Glass shells are then formed and blown at high temperatures with the use of heat in a vertical furnace. The completed glass shells are then separated from the shell residue. Management is aware of three other companies that currently manufacture glass shells. These glass shells are primarily used as filler material for plastics and ceramics. The unevacuated glass shells are used in such material because they provide an improved "ball bearing" effect for better flow and as a low cost filler material in compounding. The manufacturing techniques proposed by the Company would be similar to those currently utilized to manufacture shells, except that the Company would also employ procedures which evacuate or substantially evacuate the shells in the final stages of the production process. See "Risk Factors -- Uncertain Manufacturing Techniques and Technology."

    The Company currently produces its ThermaCool-TM- product line at the Darling Paint facility it acquired in November, 1995. The Company also continues to sell general paint products using conventional grinding and mixing methods with the exception of the addition of spheres acquired from other sources necessary to formulate ThermaCool-TM- products. The Darling Paint facility currently accommodates production of 360,000 gallons per year. The current plant facility is capable of producing up to $5,000,000 in gross product sales. There is no assurance that the Company will generate such revenues. The Company intends to utilize approximately $200,000 of the offering proceeds to automate and retool the Darling Paint facility.

COMPETITION

    The Company's ThermaCool-TM- products compete in the special purpose coatings market which is an extremely competitive market principally composed of large multinational companies which have significantly greater assets, working capital and marketing personnel than the Company. Special purpose coatings are similar to architectural coatings such as normal house paints but differ in that they are formulated for special applications or environmental conditions, such as extreme temperatures, chemicals or corrosive conditions. Major producers of special purpose coatings include PPG Industries, DuPont, Sherwin-Williams, RPM, Inc., Inmont, Courtaulds, PLC, Glidden, Azkon.V. and Valspar Corp. The U.S. Bureau of Census values the special purpose coatings market at approximately $3 billion in 1995. The roofing, coating and industrial construction coating market segment represents approximately 15% of the total "special purpose coatings" market, or 28,000,000 gallons valued at approximately $454,000,000.

    Management believes that the primary competitive factors in the special coatings product segment are quality, ease of use, service, warranty, availability and price. The cost per gallon of ThermaCool-TM- is at the high end of the price spectrum for paints and coatings ($17.00 to $25.00 per gallon). Although management believes that the improved insulating characteristics of ThermaCool-TM- add significant value and justify the higher cost, there is no assurance that the Company's products will be accepted because of the higher cost. The Company will be competing with larger, better capitalized and nationally recognized competitors. The Company's current supply sources of shells could become competitors. The Company expects that if its products become successful, competitors will be more likely to develop and introduce into the market place comparable products and technologies. There is no assurance that the Company will be able to compete in the special purpose coatings or other markets. See "Risk Factors -- Competition."

MARKETING AND DISTRIBUTION

    The Company intends to market its ThermaCool-TM- products to roofers, painters, distributors and manufacturers of special purpose coatings. The Company's initial target markets include industrial and residential construction, maintenance, storage tanks and roof coatings. The Company intends to place advertisements in trade journals for the plastics, glass and construction industries. In addition, the Company intends to participate in trade shows and intends to aggressively promote the energy saving characteristics of its ThermaCool-TM- product lines.

    Currently, management believes that contractors, who purchase from distributors, will be the primary customers for the Company's products. The Company also intends to solicit established contractor distribution centers as a source of marketing its ThermaCool-TM- products. It is anticipated that the Company will add between two to four marketing and sales personnel after the closing of this offering to implement its marketing strategy. Management's strategy is to attract individuals that have significant contacts in the special purpose coatings industry. There is no assurance that the Company will be able to attract individuals or that such individuals will be successful in their marketing efforts. Currently, the Company has a limited sales staff which is concentrating on direct sales until such time as the Company has adequate funds to expand its sales force.

    The Company currently has a retail outlet in New Port Richey, Florida. The Company intends to utilize a portion of the offering proceeds to open additional retail outlets in the West Central Florida area. Such expansion may occur through the acquisition of an existing retail outlet, such as Darling Paint or the opening of a new retail store through the assumption of a lease of a former paint and coatings retail outlet such as the Sarasota location. In addition to new retail outlets, the Company plans to market directly to specialty industries such as the RV motor home industry and manufacturing housing industry. The Company will also target chains such as Home Depot and Builder's Square as point of sale distribution outlets for its products. The Company believes that viable business opportunity, franchising and distribution relationships with existing painting and coating contractors are additional marketing and distribution strategies which can expand the sale of the Company's products. The Company also believes that its products may be distributed through private label arrangements with other distributors. There is no assurance that any of these marketing or distribution strategies will be successful.

NEW PRODUCT APPLICATIONS AND DEVELOPMENT.

    The Company anticipates using $465,000 from the proceeds of this offering for the research and development of new products and applications utilizing shell technologies beyond paintings and coatings. Management has identified construction components such as drywall, gypsum board, home siding materials and space foam insulation as potential markets. Other potential markets include refrigeration and cooling systems, automotive transportation applications and cups and thermoses. This research and development will primarily focus on the techniques and procedures necessary to combine evacuated shells into materials which can benefit from improved insulation and "R" values. There is no assurance that the Company will be successful developing any new applications for evacuated shells. See "Use of Proceeds."

PRODUCT LIABILITY INSURANCE AND WARRANTIES

    The Company currently has product liability insurance in force with limits of $1,000,000 per occurrence and $2,000,000 aggregate limit. There is no assurance the Company can maintain this coverage or that it will be adequate to protect the Company.

    The Company supplies the following warranties for its products: (1) All ThermaCool-TM- products have eight year warranties; (2) #44000 Acrylic House Paint has a nine year warranty; (3) #4000 Acrylic House Paint has a seven year warranty; (4) #2400 Acrylic Latex House Paint has a five year warranty; (5) #2200 100% Vinyl Acrylic House Paint has a five year warranty. No other warranties are issued by the Company. All remedies as to warranty failures require only replacement of the product.

PROPERTIES AND EMPLOYEES

    The Company currently leases and occupies 18,000 sq. ft. of space in New Port Richey, Florida which lease expires in 1998 where C.F. Darling formerly operated. This real estate lease was assumed in connection with the November 30, 1995, agreement to acquire Darling Paint's assets. The Company did not acquire any real property in connection with the Darling Paint acquisition. Rather, the Company assumed the real estate lease for the Darling Paint facility. Current payments are $2,800 per month. The facility consists of approximately 5,000 square feet of office and retail space with the balance being used for warehousing and manufacturing. The prior owners of C.F. Darling Paint & Chemicals, Inc. were Frank and Anita Darling, unrelated parties to the Company.

    In January 1997, the Company vacated its 2,500 square foot executive office in the Interstate Business Park at 8306 Laurel Fair Circle, Suite 240, Tampa, Florida. This lease expires on October 31, 1998 and requires monthly rent of approximately $3,000.00. In addition, the Company closed its Sarasota, Florida retail location located at 4215 South Tamiami Trail, Sarasota, Florida. Monthly lease payments were $4,000.00 and the lease expires on April 30, 1999. The Company is currently negotiating with the landlords for each of these properties to terminate these leases on mutually agreeable terms. The landlord of the Sarasota location has agreed to accelerate the expiration date to February 28, 1997. As part of such arrangements, the Company may reoccupy these premises. Management of the Company believes that the proceeds generated from this offering will enable the Company to negotiate acceptable lease termination provisions. Management further believes that there are other suitable locations in the Tampa Bay area to locate its executive offices after the closing of this Offering and that there are other suitable retail outlets in Sarasota, Florida and other areas to expand its distribution capacity. The failure of the Company to negotiate with the landlords of the vacated premises acceptable lease termination terms could result in the Company having to pay such landlords the estimated remaining amounts due under such leases of $67,500 plus attorneys fees and court costs. If the Company were required to pay such amounts, the Company would not be able to utilize a portion of the offering proceeds for their intended uses and the financial position of the Company could be adversely affected.

    The Company intends to use approximately $200,000 from the proceeds of this offering to automate and modernize the current production facility acquired from Darling Paint in November, 1995. Although the Company's current lease expires on October 31, 1998, management, may, if the terms are acceptable, terminate this lease and transfer the assets currently utilized at the Darling Paint facility to the new production facility the Company intends to occupy using the proceeds of this offering. See "Use of Proceeds."

    The Company intends to use a substantial portion of the proceeds of this offering to acquire a production facility suitable for the manufacture and production of evacuated spheres. It is anticipated that this facility will be located in the Tampa Bay area. Management has not yet identified a suitable site, although it believes that a suitable site is available. There is no assurance that a suitable site and facility will be available on terms acceptable to Company. See "Use of Proceeds."

    The Company currently has eleven employees and one independent sales representative, all residing in the west central part of Florida. Currently two of the employees are in management positions. None of the Company's employees belong to a labor union and the Company believes its relations with employees are satisfactory.

RAW MATERIALS AND GOVERNMENT REGULATIONS

    The Company's current ThermaCool-TM- and paint production facilities are subject to compliance with all regulatory requirements of federal, state and municipal authorities, including regulations covering labor relations, safety standards, affirmative action and the protection of the environment including requirements in connection with water discharge, air emissions and hazardous and toxic substance discharge. The process of formulating paints and coatings involves the mixing of resins and other substances, which if spilled could potentially contaminate the soil or ground water at or surrounding the Company's facilities. The Company believes that it is in substantial compliance with all applicable laws and regulations. However, changes to current laws or regulations or an unforeseen spill or accident at the Company's Darling Paint facility could have a material adverse effect on the Company.

LEGAL PROCEEDINGS


    On February 6, 1997 the Company received a letter from the counsel to the Williams family which owns in the aggregate 21,923 shares of the Company's Common Stock which was acquired for an aggregate purchase price of $31,950. The Williams family claims Mr. Pidorenko fraudulently induced their investment and the Company is obligated for personal disputes between Mr. Pidorenko and this family which primarily concern a disagreement over a purchase of a personal residence. The Company does not believe it is obligated to these individuals for personal disputes with Mr. Pidorenko. The Williams family has rejected the Company's request to purchase their shares at their original purchase price. The Company believes it has meritorious defenses to any legal proceedings which may be instituted by such individuals. Mr. Pidorenko has agreed to indemnify the Company against any claims asserted by these parties.



    To the knowledge of the officers and directors of the Company, other than as disclosed above and the notes to the financial statements, there are no material legal proceedings now pending or threatened against the Company.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth certain information concerning the directors and executive officers of the Company.

                                                                                           INITIAL DATE OF
           NAME                                OFFICE                          AGE             SERVICE
--------------------------  ---------------------------------------------      ---      ----------------------
John J. Pidorenko           Chairman of the Board, President, Chief                55      August 12, 1993
                             Executive Officer

John R. Trusty              Secretary, Treasurer, Chief Financial                  41       January, 1995
                             Officer, Chief Accounting Officer, Director

Kendall B. Stiles, M.D.     Director                                               40       April 4, 1996

Michael Hankins, Sr.        Director                                               55       April 4, 1996

Darryl Riley                Director                                               33      August 12, 1993

    Executive officers are elected by the Board of Directors and serve until their successors are duly elected and qualify, subject to earlier removal by the Board of Directors. Directors are elected at the annual meeting of shareholders to serve for their term and until their respective successors are duly elected and qualify, or until their earlier resignation, removal from office, or death. The remaining directors may fill any vacancy in the Board of Directors for an unexpired term. Directors serve for a one year term of office.

BUSINESS EXPERIENCE OF DIRECTORS AND EXECUTIVE OFFICERS

    JOHN J. PIDORENKO is the founder of the Company and is currently its Chairman of the Board, President and Chief Executive Officer. From 1990 through August 1993, Mr. Pidorenko was an independent marketing consultant for telemarketing strategies employed by large companies, such as Beneficial Insurance. Mr. Pidorenko was employed as an Executive Vice President of Fiberoptic Sensor Technologies according monitoring medical equipment manufacturer for the years 1985 to 1989. Mr. Pidorenko was the founder, in 1983, of Micro Technologies, which was sold to Fiberoptic Sensor Technologies in 1985.

    JOHN R. TRUSTY has been the Company's Secretary and Chief Financial Officer since January, 1995. Prior to his employment with the Company, Mr. Trusty was a Certified Public Accountant sole practitioner from July 1992 through December 1994. During 1994, Mr. Trusty was involved with the Company as an independent consultant. From April 1986 through July 1992, Mr. Trusty served as Controller for Westshore Glass Corp., a glass, mirror and aluminum storefront wholesaler.

    KENDALL B. STILES, M.D. has been a director of the Company since April 4, 1996. Dr. Stiles has been employed as an emergency room physician for the last five years in the State of Virginia and is the officer, director and sole shareholder of American Medical Emergency Services, Inc. located in Virginia. Dr. Stiles is the brother-in-law of John Pidorenko.

    MICHAEL HANKINS, SR. has been a director of the Company since April 4, 1996. Since 1990, Mr. Hankins has been the owner/operator of the Southern Hotel, which is a historic inn located in Missouri. From 1978 through 1990, Mr. Hankins was a lead project analyst for Ralston Purina Company.

    DARRYL RILEY has been a director of the Company since August 12, 1993. For the last five years he has owned a general contracting company in the Central Florida area.

MEETINGS OF THE BOARD OF DIRECTORS AND STANDING COMMITTEES

    During 1996, the Board of Directors held three meetings.

    There are no committees of the Board of Directors at the present time. In order to meet NASDAQ SmallCap Market listing qualifications, the Board of Directors of the Company intends to establish a compensation and audit committee, each to be comprised of three members, following the completion of this offering. Two of the three members on each committee shall be independent directors. The Audit Committee functions will include recommending to the Board of Directors the engagement of the Company's independent public accountants, reviewing with such accountants the plan for and the results and scope of their auditing engagement and certain other matters relating to their services as provided to the Company. The Compensation Committee will make recommendations to the Board of Directors regarding the compensation of executive officers, including the bonus pool arrangement, and administer the Company's employee benefit plans.

DIRECTOR COMPENSATION

    A director who is an employee of the Company receives no additional compensation for services as director or for attendance at or participation in meetings. A director who is not an employee of the Company is paid $100 for each Board or Committee meeting which the director attends, in person or otherwise. A director who is not an employee is also reimbursed for out-of-pocket expenditures incurred in attending or otherwise participating in meetings.

    The Company currently has no other arrangements regarding compensation for services as a director.

EXECUTIVE COMPENSATION

    The following table shows the compensation paid or accrued by the Company for the fiscal years ended November 30, 1996, to or for the account of the Chief Executive Officer. No executive officer of the Company received compensation in excess of $100,000 or more during the stated periods. Accordingly, the summary compensation table does not include compensation of other executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                                 RESTRICTED
                                                                  OTHER ANNUAL      STOCK     OPTIONS/     LTIP
           NAME AND                          SALARY      BONUS    COMPENSATION    AWARD(S)      SARS      PAYOUTS
      PRINCIPAL POSITION           YEAR        ($)        ($)          ($)           ($)         (#)        ($)
-------------------------------  ---------  ---------  ---------  -------------  -----------  ---------  ---------
John Pidorenko(1)                     1996    120,481     35,000       --            --         500,000(2)    --
President, Chief                      1995     50,000     --           --            --          --         --
Executive Officer                     1994     -0-        --           --            --          --         --


                                     ALL OTHER
           NAME AND               COMPENSATION (1)
      PRINCIPAL POSITION                ($)
-------------------------------  ------------------
John Pidorenko(1)                    $   31,103
President, Chief                         15,000
Executive Officer                        12,500

------------------------

(1) Represents the net amount due the Company for advances. See "Certain Transactions".

(2) See "Employment Agreements".

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
  VALUES

    There were no options which were exercised by any executive officers during fiscal 1996. There are further, no options which were granted to executive officers which could have been exercised during fiscal 1996. Accordingly, the aggregated options table has been omitted from this Prospectus.

EMPLOYMENT AGREEMENTS

    On April 4, 1996, Mr. Pidorenko entered into an Employment Agreement with the Company, which provides for his employment as President, and Chief Executive Officer for a five year. Under this Agreement, Mr. Pidorenko will receive a base salary of $150,000. As an additional inducement for entering into the Agreement, the Board of Directors awarded Mr. Pidorenko a $35,000 bonus. Mr. Pidorenko was also awarded options exercisable for five years which entitle him to acquire up to 500,000 shares of the

Company's Common Stock at the initial public offering price of $4.00. Mr. Pidorenko has agreed with the Underwriter to reduce his base salary from $150,000 to $90,000 annually, effective upon the closing of this offering. Mr. Pidorenko has also agreed that so long as any current shareholders are subject to a "lock-up" agreement with the Underwriter he shall not be paid a bonus or granted a salary increase under his Employment Agreement.

    The Compensation Committee will meet periodically, as the results of each fiscal year are available, to consider awarding additional compensation to Mr. Pidorenko above his salary. Mr. Pidorenko's employment agreement contains a restrictive covenant not to compete for the term of the Agreement and for two years following termination of service. The employment agreement also provides for a car allowance and also requires the Company to indemnify Mr. Pidorenko to the maximum extent provided under the laws of the State of Florida. This Agreement provides for severance payments equal to 299% of the annual base compensation, or a maximum of $270,000, due under this agreement in the event there is a "change of control" of the Company, as defined therein, and he is subsequently terminated without cause.

    On April 4, 1996, Mr. Trusty entered into an Employment Agreement with the Company, which provides for his employment as Chief Financial Officer for a one year term. The Agreement is automatically renewable for an additional one year period unless either party decides to terminate. Under the Agreement, Mr. Trusty receives a base salary of $55,000 and was paid a $10,000 bonus. If the Agreement is extended beyond one (1) year, Mr. Trusty's salary increases 10% in each year. The Company and Mr. Trusty have agreed to extend his employment agreement until April 1998. The Compensation Committee will meet periodically, as the results of each fiscal year are available to consider awarding additional compensation to Mr. Trusty above his salary. The Agreement contains a restrictive covenant not to compete for the term of the Agreement and for two years following termination of service. The Agreement provides for a car allowance and also requires the Company to indemnify Mr. Trusty to the maximum extent provided under the laws of the State of Florida. This Agreement also provides for severance payments equal to 299% of the annual base compensation due under the Agreement in the event there is a "change of control" of the Company, as defined therein, and he is subsequently terminated without cause.

STOCK OPTION PLAN

    The Company intends to adopt a stock option plan which will authorize the grant of stock options under Section 422 of the Internal Revenue Code. A total of 350,000 shares have been reserved for issuance under the plan. The plan will provide that the exercise price of options granted under the plan shall not be less than the fair market value of the shares on the date on which the option is granted unless an employee, immediately before the grant owns more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiaries, whereupon the exercise price shall be at least 110% of the fair market value of the Shares on the date on which the option is granted. The term of each option and the manner in which it may be exercised is determined by the Board of Directors, or a committee appointed by the Board of Directors, provided that no option may be exerciseable more than 10 years after the date of grant, and, in the case of an incentive option granted to an eligible employee owning more than 10% of the common stock, no more than five years. Options may be granted to officers, directors, employees, and consultants. In the event of death or disability, options may be exercised during a twelve month period following such event. In the event that an optionholder is terminated other than pursuant to death, disability or retirement, all options must be exercised by the date of termination. Options are not transferable, except upon death of optionee.

INDEMNIFICATION

    The Company's Bylaws provide, in general, that the Company shall indemnify its directors and officers under the circumstances specified under applicable Florida law and gives authority to the Company to purchase insurance with respect to such indemnification.

    Mr. Pidorenko and Mr. Trusty's employment agreements provide, among other things, for: (i) indemnification by the Company of such individual to the fullest extent permitted by law against any and all expenses, judgments, fines and amounts paid in settlement of any claim against an indemnified party (the "Indemnitee") unless it is determined that the indemnification is not permitted under the law; and (ii) the prompt advancement of expenses to any Indemnitee in connection with his defense against any threatened or pending claim. Similar indemnification arrangements may from time to time be entered into with additional officers of the Company or certain other employees or agents of the Company. All directors of the Company are also parties to indemnification agreements which provide for similar rights of indemnification.

    The Company has been advised that it is the position of the Commission that insofar as the foregoing provision may be invoked to disclaim liability for damages arising under the Securities Act, that such provisions are against public policy as expressed in the Securities Act and are therefore unenforceable.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information concerning the beneficial ownership as of February 15, 1997, of the Company's Common Stock by the directors and executive officers, individually and as a group. The table also sets forth the only persons who, to the Company's knowledge, are the beneficial owners of more than five (5%) percent of the outstanding voting securities of the Company. Each person has sole voting and investment power with respect to the shares reported, except as otherwise noted. The address of each individual is in care of the Company.


                                                                     NUMBER OF SHARES
                                                                    BENEFICIALLY OWNED           PERCENT OWNED (2)(8)
                                                                          BEFORE         -------------------------------------
NAME OF BENEFICIAL OWNER                                             OFFERING (1)(7)       BEFORE OFFERING     AFTER OFFERING
-----------------------------------------------------------------  --------------------  -------------------  ----------------
John Pidorenko (3)(4)............................................           916,067                 63%              17.6%
John R. Trusty (3)...............................................            20,000                  1%                 1%
Michael Hankins, Sr. (5).........................................                 0                 --%                --%
Kendall B. Stiles, M.D. (6)......................................            71,542                  5%               2.5%
Darryl Riley (3)(7)..............................................            93,877                  6%               3.3%
All Directors and Officers (as a group)..........................         1,101,486                 76%              38.9%


------------------------
(1) The amount and percentage of securities beneficially owned by an individual are determined in accordance with the definition of beneficial ownership set forth in the regulations of the Securities and Exchange Commission to the Securities Exchange Act of 1934 and, accordingly, may include securities owned by or for the spouse and/or minor children of the individual and any other relative who has the same home as an individual, as well as other securities as to which the individual has shares voting or investment power or has the right to acquire within 60 days of the date of this Prospectus. Beneficial ownership may be disclaimed as to certain of the securities. Unless otherwise indicated, all shares listed are owned both of record and beneficially.

(2) Based upon 1,457,019 shares of Common Stock issued and outstanding as of March 7, 1977, and securities not outstanding which are subject to such options, warrants, rights or conversion privileges shall be deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person but shall not be deemed to be outstanding for the purpose of computing the percentage of the class by any other person.

(3) May be deemed to be a "founder" of the Company for the purpose of the Securities Act of 1933, as amended.
(4) 416,067 shares of the Company's Common Stock currently held by Mr. Pidorenko are being registered under the Securities Act as part of this Prospectus. The above amount also includes options to acquire up to 500,000 shares granted to Mr. Pidorenko in connection with his employment agreement exercisable at $4.00 for 5 years. If the options are excluded, Mr. Pidorenko currently owns approximately 23% of the outstanding shares of Common Stock and would own approximately 16% of the outstanding shares of Common Stock upon the closing of the offering. The above amount excludes 5,000,000 shares of Voting Preferred Stock held by Mr. Pidorenko. Each share of Voting Preferred Stock is entitled to a one-half ( 1/2) vote. Upon the closing of this offering, and assuming the 416,067 shares of Common Stock currently held by Mr. Pidorenko are sold, he would control 45% of the voting equity securities of the Company through the voting Preferred Stock. See "Certain Transactions", "Description of Securities" and "Selling Security Holder."

(5) As of March 7, 1997, Mr. Hankins and his son, who hold $225,000 of convertible promissory notes, plus accrued interest thereon have not converted such notes. Mr. Pidorenko has agreed to assume the obligations under these notes. See "Certain Transactions."


(6) Includes 58,252 shares of Common Stock issued in exchange for cancelling a $100,000 convertible note, plus accrued interest thereon. Dr. Stiles is the brother-in-law of Mr. Pidorenko. See "Certain Transactions."


(7) Includes 37,282 shares of Common Stock issued in exchange for cancelling $60,000 of a $100,000 convertible note, plus accrued interest thereon. See "Certain Transactions."


(8) Excludes (i) the Warrants, (ii) the Underwriter's Warrants, (iii) 350,000 shares reserved for issuance under the Company's 1996 Stock Option Plan. Also reflects the conversion of $938,500 convertible notes, plus accrued interest into 550,583 shares of Common Stock. See "Certain Transactions."


                            SELLING SECURITY HOLDER

    The following table sets forth certain information with respect to the Selling Security Holder for whom the Company is registering the Shares for resale to the public. The Company will not receive any of the proceeds from the sale of the Shares by the Selling Security Holder. Beneficial ownership of the Shares by such Selling Security Holder after this Offering will depend on the number of shares sold by the Selling Security Holder.


                                                    SHARES BENEFICIALLY                      SHARES BENEFICIALLY
                                                           OWNED                                    OWNED
                                                   PRIOR TO THE OFFERING                      AFTER THE OFFERING
                                                  ------------------------    NUMBER OF     ----------------------
      NAME AND ADDRESS OF BENEFICIAL OWNER         NUMBER     PERCENT (1)   SHARES OFFERED   NUMBER    PERCENT (2)
------------------------------------------------  ---------  -------------  --------------  ---------  -----------
John Pidorenko(1)                                   916,067          55%         416,067      500,000       17.6%
 c/o 5419 Provost Drive
 New Port Richey, Florida 34690-2939


------------------------

(1) See Note (4) to "Security Ownership of Certain Beneficial Owners and Management."

    In connection with the formation of the Company, Mr. Pidorenko received 416,067 shares of Common Stock and he currently owns 5,000,000 of voting Preferred Stock. Mr. Pidorenko has also entered into an employment agreement with the Company that provides for the issuance of options to acquire up to 500,000 shares of the Company's Common Stock at the public offering price of $4.00 per share for a five (5) year period. The Selling Security Holder agreed not to sell his shares for a period of at least two (2) years from the date of this Prospectus, without the Underwriter's consent. The Underwriter has the right to extend this lock-up period for one (1) additional year if the Company has not achieved during any 12 consecutive month period a cumulative pre-tax profit on income, calculated in accordance with GAAP, of least $3,000,000.

    Subject to this lock-up restriction, the Selling Security Holder have advised the Company that sales of the Shares may be effected from time to time in transactions (which may include block transactions) in the over-the-counter market, in negotiated transaction, through the writing of options on the Common Stock or a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, or at negotiated prices. The Selling Security Holder may effect such transactions by selling the Common Stock directly to purchasers or through broker-dealers that may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of shares of Common Stock for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

    The Selling Security Holder and any broker-dealers that act in connection with the sale of the shares of Common Stock as principals may be deemed to be "underwriters" within the meaning of the Section 2(11) of the Securities Act and any commissions received by them and any profit on the resale of the shares of Common Stock as principals might be deemed to be underwriting discounts and commissions under the Securities Act. The Selling Shareholders may agree to indemnify any agent, dealer, or broker-dealer that participates in transactions involving sales of the shares of Common Stock against certain liabilities arising under the Securities Act. The Company will not receive any proceeds from the sales of the Shares by the Selling Shareholders. Sales of the Shares by Security Holder, or even the potential of such sales, would likely have an adverse effect on the market price of the Common Stock.

    At the time a particular offer of Shares is made by or on behalf of the Selling Security Holder, to the extent required, a Prospectus will be distributed which will set forth the number of Shares being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, if any, the purchase price paid by any underwriter for Shares purchased from the Selling Shareholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and the proposed selling price to the public.

    Under the Exchange Act, and the regulations thereto, any person engaged in a distribution of the securities of the Company offered by this Prospectus may not simultaneously engage in market-making activities with respect to such securities of the Company during the applicable "cooling off" period (two to nine days) prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Rule 10b-6 and 10b-7, in connection with transactions involving such securities, which provisions may limit the timing of purchases and sales of such securities by the Selling Security Holder.

                              CERTAIN TRANSACTIONS

    In September 1995, the Company commenced a private placement offering of securities in the form of convertible notes in order to obtain funds to be used for working capital, to pay operating expenses, to acquire a complementary paint company or equipment necessary to manufacture the Company's insulative coatings, and to pay the organizational and underwriting costs to be incurred in an initial public offering of the Company's stock. A second offering of unsecured notes and common stock was commenced January 1996 to obtain additional funds for the purposes stated above. The selling agents received up to ten percent (10%) of the amounts raised.

    Included in notes payable at November 30, 1995 and 1996 are $740,203 and $1,898,500, respectively, representing the aggregate amount raised by the Company in various debt related offering as of those dates. Included in those amounts are $740,203 and $1,898,500 at November 30, 1995 and 1996, respectively, raised by the selling agents through the issuance of the securities under private placement offerings described above. The notes bear interest at the rate of twelve percent (12%), with principal and interest due on the earlier of the date of the closing of the public offering or one year from the date of the notes, which were executed during the period October 15 through July 26, 1996. The notes were convertible, at the option of the holder, to an amount of common stock based between 50% to 60% of the price of the shares of the Company's common stock to be offered in the public offering. The option to convert was conditioned upon the closing of the initial public offering of the Company's stock. Because the closing did not occur, the notes are payable at the original one year maturity date. At November 30, 1996, $505,000 of these notes were in default.


    As a condition to this offering, the holders of $938,500 of these notes payable agreed to convert such notes plus accrued interest thereon into an aggregate of 550,583 shares of Common Stock. 469,250 shares were issued in exchange for a principal debt reduction of $938,500 and 81,333 shares of Common Stock were issued to satisfy approximately $162,665 of accrued interest due on all outstanding notes. Dr. Stiles, and Mr. Riley, each of whom are directors of the Company converted $100,000 and $40,000 notes respectively, plus accrued interest thereon into 16,504 and 34,564 shares of the Company's Common Stock as part of this exchange Mr. Hankins and his son loaned the Company an aggregate of $225,000 plus accrued interest which debt has been personally assumed by Mr. Pidorenko and is not being converted into Common Stock. The Company does not expect that Mr. Hankins will be reappointed to the board of directors. In connection with the conversion such holders have agreed not to sell their shares for a period of at least two (2) years from the date of this Prospectus, without the Underwriter's consent. The Underwriter has the right to extend this lock-up period for one (1) additional year if the Company does not achieve during any 12 consecutive month period a cumulative pre-tax profit on income, calculated in accordance with GAAP of at least $3,000,000. The holders of approximately $960,000 of obligations under various notes described above will be paid off in cash at the closing of this offering.



    On February 17, 1997 the Company entred into a settlement agreement with Consolidated Financial Management, Inc. ("Consolidated"). Consolidated was a maker of a certain promissory note in the principal amount of $200,000 payable to the Company, which was secured by 60,000 shares of Meadow Valley Corporation common stock. Consolidated is the current holder of $300,000 face amount of notes issued by the Company in favor of two bridge investors, who subsequently assigned their notes to Consolidated. The Company was in default under its notes due to the investors now held by Consolidated. Consolidated was in default under its $200,000 note due to the Company, which is secured by the Meadow Valley Corporation shares.



    On February 13, 1997, Consolidated obtained a temporary restraining order in the Superior Court, State of Arizona in and for the County of Mariposa which prohibits ThermaCell from selling the Meadow Valley Corporation shares. The settlement agreement provides that ThermaCell will release the Meadow Valley Corporation shares to Consolidated upon ThermaCell receiving $100,000 from Consolidated. The parties consummated this part of the settlement agreement. ThermaCell is obligated to pay Consolidated upon the earlier of the closing of this offering or 90 days the remaining sum of $258,789.01. The parties have executed mutual releases and made appropriate representations in connection with this settlement agreement.



    To induce certain stockholders to enter into the Lock-Up arrangements required by the Underwriter, the Company issued approximately 318,150 shares of Common Stock so that such stockholders would have a $2.00 cost basis in their shares of Common Stock, which is the same cost basis offered to the converting noteholders.



    John Pidorenko has agreed to personally assume and indemnify the Company against approximately $690,000 of principal and accrued interest obligations under certain of the Company's outstanding promissory notes. Mr. Pidorenko has agreed to assign his interest in the proceeds from the sale of his shares of Common Stock registered under this Prospectus to secure this undertaking to repay this debt on the Company's behalf.


    Through all private placements of the notes described above, Company relied upon exemptions from registration under the Securities Act pursuant to Sections 3(b) and 4(2) and Regulation D promulgated thereunder. Of the 55 investors, 40 represented to the Company that they were "accredited" as that term is defined under Regulation D. All purchasers represented, in a manner satisfactory to the Company, that they were sophisticated and otherwise understood the risks associated with the offering.

    In connection with the formation of the Company, Mr. Pidorenko received 416,067 shares of Common Stock and 5,000,000 shares of Preferred Stock. The Preferred Stock has one-half vote per share on all matters submitted to the vote of the holders of Common Stock, but did not originally have any conversion rights. The voting Preferred Stock was entitled to one vote per share but was reduced by one-half vote per share.

    In order to provide Mr. Pidorenko a long-term financial incentive for the Company's success, Mr. Pidorenko has the option to convert all or part of his Voting Preferred Stock into shares of the Company's Common Stock. To the extent the Company has generated at least one fiscal quarter of positive net income during any subsequent fiscal year after this offering, Mr. Pidorenko would be entitled to convert up to one half (1/2) of his shares of Voting Preferred Stock into shares of Common Stock at a conversion ratio of four shares of Voting Preferred Stock for one share of Common Stock, or up to 625,000 shares of Common Stock. The other half of Mr. Pidorenko's Voting Preferred Stock is convertible into an additional 625,000 shares of Common Stock at the same conversion ratio provided that the Company generates at least one complete fiscal year with positive net income. The issuance of the Voting Preferred Stock to Mr. Pidorenko constitutes an anti-takeover device.

    Mr. Pidorenko also entered into an employment agreement with the Company that provided for a $35,000 cash payment upon execution, which he has deferred, and the issuance of options to acquire up to 500,000 shares of the Company's Common Stock at the public offering price of $4.00 per share for a five year period. John R. Trusty, the Company's Chief Financial Officer, owns 20,000 shares of the Company's Common Stock which he received as nominal consideration for his services to the Company at a salary below market levels. Mr. Trusty received a $10,000 bonus upon execution of his employment agreement which provides for a minimum annual base salary of $55,000. See "Management -- Employment Agreement".

    From time to time Mr. Pidorenko has advanced funds to the Company and the Company has advanced funds to Mr. Pidorenko. During the year ended November 30, 1996, the Company advanced Mr. Pidorenko $31,103 in excess of funds he advanced to the Company. At November 30, 1996, the net amount payable by the Company to Mr. Pidorenko was $5,723. Mr. Pidorenko also agreed to defer his $35,000 bonus due upon execution of his Employment Agreement and a portion of his base salary. As of February 15, 1997, Mr. Pidorenko owed the Company approximately $47,000. Mr. Pidorenko has agreed to defer portions of his monthly salary over the next year to repay these advances. Mr. Pidorenko's daughter and son-in-law are employed by the Company in administrative and clerical functions. The Company paid these individuals approximately $37,000 in fiscal 1996. These individuals do not have employment agreements.

    The Company believes that all transactions with officers, directors or affiliates to date are on terms no less favorable than those available from unaffiliated third parties. Although no other transactions were contemplated, it is the Company's policy that all future transactions with its officers, directors or affiliates will be approved by the independent members of the Company's Board of Directors not having an interest in the transaction and will be on terms no less favorable than could be obtained from unaffiliated third parties.

                           DESCRIPTION OF SECURITIES

GENERAL

    The following description is qualified in all respects by reference to the Company's Certificate of Incorporation and Bylaws, as amended, and the Warrant Agreement, copies of which are filed as exhibits to the Registration Statement of which this Prospectus is a part.


    The Company's certificate of incorporation, as amended, authorizes 20,000,000 shares of Common Stock, $0.0001 par value and 5,000,000 shares of preferred stock, $0.0001 par value. Of this total, 1,457,019 shares of Common Stock have been issued and are outstanding at February 15, 1997. Additionally, the Company has reserved 850,000 shares of the Company's Common Stock for issuance upon exercise of outstanding warrants or options or options available under certain stock option plans. If all of the Warrants and other outstanding options and warrants were exercised after completion of this offering, the Company would have outstanding approximately 5,057,019 shares of Common Stock. The Company has 5,000,000 shares of Preferred Stock outstanding designated as the Series A Convertible Voting Preferred

Stock (the "Voting Preferred stock"). Mr. Pidorenko is the holder of 5,000,000 shares of Voting Preferred Stock. Each share of Voting Preferred Stock is entitled to one-half ( 1/2) vote per share on all matters submitted to a vote of Common Stockholders.


UNITS

    The Common Stock and Warrants offered hereby will be sold only in Units. Each Unit consists of one Share of Common Stock and one Warrant. The Common Stock and Warrants will be separately transferable 90 days after the date of this Prospectus, or such shorter period, as determined by the Underwriter.

COMMON STOCK

    Holders of shares of Common Stock are entitled to dividends when and as declared by the Board of Directors from funds legally available therefor and upon liquidation are entitled to share ratably in any distribution to stockholders. All holders of Common Stock are entitled to one vote per share on any matter coming before the stockholders for a vote, including the election of directors. In keeping with stockholder democracy rights, the Company's Certificate of Incorporation permits the stockholders to remove any director or the entire board of directors, with or without cause, upon a vote of a majority of the outstanding shares.

    All issued and outstanding shares of Common Stock are validly issued, fully paid and non-assessable. Holders of the Common Stock do not have pre-emptive rights or other rights to subscribe for unissued or treasury shares or securities convertible into shares.

    Under the Florida General Corporation Law, the Company has availed itself of the provisions permitting the limitation of liability through the indemnification of officers, directors, employees and agents of Florida corporations. See "Risk Factors -- Limitation of Directors'
Liability/Indemnification."

PREFERRED STOCK

    As of the closing of this offering, the Company will have outstanding 5,000,000 shares of Voting Preferred Stock, all of which were held by Mr. Pidorenko. The Voting Preferred Stock has the right to cast one-half vote per share on each and any matter on which the Common Stock is entitled to vote. Accordingly, Mr. Pidorenko, will be able to control the affairs and operations of the Company including, but not limited to, election of directors, sale of assets or other business opportunities upon the closing of this offering.

    In addition to preferential voting rights, the Voting Preferred Stock held by Mr. Pidorenko is subject to conversion into shares of Common Stock if the Company meets certain earning targets after the closing of this offering. The Voting of Preferred Stock has no dividend rights, redemption provisions or preemptive rights.

WARRANTS

    The Warrants will be issued subject to the terms and conditions of a Warrant Agreement between the Company and Corporate Stock Transfer, Denver, Colorado, as Warrant Agent. The following description of the Warrants is not complete and is qualified in all respects by the Warrant Agreement which is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

    Each Warrant shall entitle the holder thereof to purchase one (1) share of Common Stock during the period commencing twelve (12) months from the date of this Prospectus and expiring at the close of business on the last day of the four (4) year period following the date of this Prospectus. The exercise price of the Warrants shall be $4.25 per share. The Company may call the Warrants for a redemption price of $.10 per Warrant commencing eighteen (18) months after the date of this Prospectus (or earlier at the sole discretion of the Underwriter) if notice of not less than thirty (30) days is given and the closing sale price of the Common Stock has been at least 250% of the then exercise price of the Warrants on all twenty (20) of the trading days ending on the third day prior to the day on which notice is given.

    The exercise price of the Warrants has been determined by negotiations between the Company and the Underwriter. In determining the price, the Company and the Underwriter considered a number of factors, including the prospects of the Company and the industry in which it competes, an assessment of the Company's management and the general conditions of the securities market. The Company may, at the sole discretion of its Board of Directors, reduce the exercise price (upon effectiveness of a post-effective amendment to the registration statement under the Securities Act), increase the number of shares that may be purchased upon exercise of a Warrant and/or extend the expiration date of the Warrants should it deem that such actions are in the best interests of the Company.

    The Warrants contain adjustment provisions to avoid dilution of the equity interest represented by the underlying shares upon the occurrence of certain events, such as share dividends or splits. The Warrants do not have anti-dilution protection if the Company issues equity securities at a price below the Warrant exercise price. In the event of liquidation, dissolution or winding up of the Company, Warrant Holders will not be entitled to receive any assets of the Company available for distribution to the holders of Common Stock. Warrants Holders will have no voting, pre-emptive, liquidation or other rights of a stockholder, and no dividends will be declared on the Warrants.

    The Warrants may be exercised upon surrender of the applicable Warrant certificate on or prior to the expiration of the Warrant exercise period, accompanied by payment in full of the exercise price for the number of Warrants being exercised.


    The Company has agreed to use its best efforts to maintain the effectiveness of the Registration Statement under the Securities Act for the Common Stock underlying the Warrants and to take such other actions under the laws of various States as may be required to cause the lawful sale of securities upon the exercise of Warrants if, in the opinion of the Board of Directors, upon advice of counsel, the sale of securities upon such exercise would be unlawful. In addition to the 1,375,000 Warrants included in the Units offered hereby, the Company may issue up to 137,500 Warrants included in the Units issuable upon exercise of the Underwriter's Warrants.


CERTAIN FEDERAL INCOME TAX MATTERS

    The following is a brief summary of certain federal income tax consequences associated with the purchase and ownership of the Units, the Common Stock and Warrants included in the Units and the exercise of the Warrants. Prospective investors are urged to consult with their individual tax advisors concerning the tax aspects of the Units in their own particular circumstances.

    For federal income tax purposes, the issue price of a Unit must be allocated between the Common Stock and the Warrant included in the Units in proportion to their respective fair market values at the time of issuance. The amount allocated to each component element in the Unit will constitute the tax basis of that element. Upon exercise of a Warrant, the basis of the Warrant plus the amount paid on the exercise of the Warrant will be the basis of the new share of Common Stock issued with respect thereto.

    No gain or loss will be recognized upon the exercise of a Warrant (nor will the Company recognize any income upon the exercise of a Warrant). The holding period of a share of Common Stock acquired upon the exercise of a Warrant will commence upon the exercise date of the Warrant. Any gain or loss recognized by a holder upon the sale of a share of Common Stock will generally constitute a capital gain or capital loss. Any loss recognized upon the lapse of a Warrant would ordinarily constitute a capital loss.

    The federal income tax considerations discussed above are based upon the current provisions of the Internal Revenue Code, and there can no assurance that such provisions will not be changed in the future, either prospectively or retroactively.

TRANSFER AGENT AND WARRANT AGENT


    Upon the closing of this offering, the transfer agent and warrant agent for the Company's securities will be Continental Stock Transfer & Trust Company, New York, N.Y.


                        SHARES ELIGIBLE FOR FUTURE SALE


    As of the date of this Prospectus, the Company had outstanding 1,457,019 shares of its Common Stock. Of this amount, 416,067 shares of Common Stock are being registered on behalf of the Selling Security Holder. Holders of 1,290,743 shares of Common Stock (89% of current outstanding shares) have agreed not to sell their shares for a period of at least two (2) years from the date of this Prospectus, without the Underwriter's consent. The Underwriter has the right to extend this lock-up period for one (1) additional year if the Company has not achieved during any 12 consecutive month period a cumulative pre-tax profit or income, calculated in accordance with GAAP, of at least $3,000,000. Approximately 60,000 shares of the Company's common stock will be available for resale pursuant to Rule 144 after the closing of this offering. The possibility of future sales by existing stockholders under Rule 144 or otherwise may, in the future, have a depressive effect on the market price of the Common Stock, and such sales, if substantial, might also adversely affect the Company's ability to raise additional capital. See "Description of Securities," and "Underwriting."


    Generally under Rule 144, a person holding restricted securities for a period of two years may, if there is adequate public information available concerning the Company, sell every three months in ordinary brokerage transactions or transactions with a market maker an amount equal to the greater of (a) 1% of the Company's then outstanding stock or (b) the average weekly volume of sales during the four calendar weeks preceding the sale 90 days after the date of this Prospectus. Rule 144 does not limit the amount of restricted securities which a person who is not an affiliate of the Company may sell after three years. Affiliate sales under Rule 144 are subject to such volume limitations regardless of the length of the holding period. Sales under Rule 144 may, in the future, have a depressive effect on the market price of the Company's securities should a public market develop.

    Future sales of the Common Stock underlying the Warrants, the Underwriter's Warrants, and options granted for issuance under stock option plans, or to Mr. Pidorenko pursuant to Rule 144 or otherwise, could depress the market price of Common Stock. The Company is unable to predict when such options, warrants or other commitments to purchase the Common Stock of the Company would in fact be exercised. See "Risk Factors."

                                  UNDERWRITING


    Subject to the terms and conditions set forth in the underwriting agreement by and between the Company and the Underwriter (the "Underwriting Agreement"), the Underwriter has agreed to purchase from the Company, and the Company has agreed to sell to the Underwriter, an aggregate of 1,375,000 Units, at the initial public offering price less the underwriting discounts and commissions set forth on the cover page of this Prospectus.


    The Underwriting Agreement provides that the obligation of the Underwriter to pay for and accept delivery of certificates representing the Units is subject to certain conditions precedent, and that the Underwriter will purchase all of the Units offered hereby on a "firm commitment" basis if any are purchased.

    The Underwriter has advised the Company that it proposes initially to offer the Units directly to the public at the initial public offering price set forth on the cover page of this Prospectus and to certain dealers at such price less a concession not in excess of $.20 per Unit. After the initial public offering, the public offering price and concession may be changed.

    The Company has granted to the Underwriter an option, exercisable during the 45-day period after the date of this Prospectus, to purchase up to an aggregate of 206,250 additional Units at the initial per Unit public offering price less the underwriting discounts and commissions set forth on the cover page of this Prospectus. The Underwriter may exercise this option only to cover over-allotments, if any, made in connection with the sale of the Units offered hereby.


    The Company has agreed to pay to the Underwriter a non-accountable expense allowance equal to 3% of the gross proceeds of this offering, including any Units purchased pursuant to the Underwriter's over-allotment option, no portion of which has been paid to date.

    The Company and the Underwriter have agreed to indemnify each other against certain civil liabilities in connection with this offering, including liabilities under the Securities Act.


    The Company and the holders of 1,290,743 shares of common stock issued by the Company in various private offerings have agreed not to offer, sell, contract to sell or otherwise dispose of any shares of Common Stock or rights to acquire shares of Common Stock without the prior written consent of the Underwriter for a period of 24 months after the date of this Prospectus and up to an additional 12 months if the Company does not achieve certain performance goals.



    The Company has agreed to sell to the Underwriter, for an aggregate price of $10, the right to purchase up to an aggregate of 137,500 Units (the "Underwriter's Options"). The Underwriter's Options will be exercisable for a four-year period commencing one year after the date of the Prospectus, at a per Unit exercise price equal to 165% of the initial per Unit public offering price of the Units being offered hereby. The warrants underlying the Underwriter's Options have the same terms and conditions as the Warrants to be sold to the public in this Offering, except that they are not subject to redemption by the Company until the Underwriter's Options have been exercised and the underlying warrants are outstanding. The Underwriter's Options may not be sold, assigned, transferred, pledged or hypothecated for a period of 12 months from the date of the Prospectus except to the Underwriter or its officers.


    The Company has agreed to file, during the four-year period beginning one year from the date of the Prospectus, at the request of the holders of a majority of the Underwriter's Options and the underlying shares of Common Stock and Warrants, and to use its best efforts to cause to become effective, a post-effective amendment to the Registration Statement or a new registration statement under the Securities Act, as required to permit the public sale of the shares of Common Stock and Warrants issued or issuable upon exercise of the Underwriter's Options. In addition, the Company has agreed to give advance notice to holders of the Underwriter's Options of its intention to file certain registration statements commencing one year and ending six years after the date of the Prospectus, and in such case, holders of such Underwriter's Options or underlying shares of Common Stock and warrants shall have the right to require the Company to include all or part of such shares of Common Stock and Warrants underlying such Underwriter's Options in such registration statement at the Company's expense.

    For the life of the Underwriter's Options, the holders thereof are given the opportunity to profit from a rise in the market price of the shares of Common Stock and Warrants, which may result in a dilution of the interests of other shareholders. As a result, the Company may find it more difficult to raise additional equity capital if it should be needed for the business of the Company while the Underwriter's Options are outstanding. The holders of the Underwriter's Options might be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain additional equity capital on terms more favorable to the Company than those provided by the Underwriter's Options. Any profit realized on the sale of the shares of Common Stock issuable upon the exercise of the Underwriter's Options may be deemed additional underwriting compensation.


    As part of the Underwriting arrangements, the Company has agreed to enter into an agreement that will provide for a finder's fee, ranging from 5% of the first $3,000,000 down to 1% of the excess over $10,000,000 of the consideration involved in any capital business transaction (including mergers and acquisitions) consummated by the Company in which the Underwriter introduced the other party to the Company during the five-year period following the completion of the offering.

    Additionally, the Underwriting Agreement provides that the Underwriter shall have the right for a period of two years to either designate an observer to the Company's Board of Directors or to cause the Company to elect a designee of the Underwriter to the Company's Board of Directors.

    Upon the exercise of the Warrants, the Company will pay the Underwriter a fee of 5% of the aggregate exercise price if (i) the market price of its Common Stock on the date the Warrant is exercised is greater than the then exercise price of the Warrants; (ii) the exercise of the Warrant was solicited by a member of the NASD and the customer states in writing that the transaction was solicited and designates in writing the broker-dealer to receive compensation for the exercise; (iii) the Warrant is not held in a discretionary account; (iv) disclosure of compensation arrangements was made both at the time of the Offering and at the time of exercise of the Warrants; (v) the solicitation of exercise of the Warrant was not in violation of Rule 10b-6 promulgated under the Securities Exchange Act of 1934; and (vi) no fee will be paid on non-solicited exercises. The Underwriter as well as another broker-dealer must cease bidding for or purchasing the Company's securities for up to nine business days prior to such solicitation efforts until the later of the termination of such efforts or the waiver of such fee. There will not be a Warrant solicitation for 12 months from the date of this Prospectus.

    Prior to this offering there has been no public trading market for the Company's securities. The initial public offering price of the Units and the exercise price and the terms of the Warrants have been determined by negotiations between the Company and the Underwriter. Factors considered in determining the initial public offering price, in addition to prevailing market conditions, included the history of and prospects for the industry in which the Company competes, and assessment of the Company's management, the prospects of the Company, its capital structure and such other factors as were deemed relevant.

    The foregoing is a summary of the material terms of the Underwriting Agreement and does not purport to be complete. Reference is made to the copy of the Underwriting Agreement that is on file as an exhibit to the Registration Statement of which this Prospectus is a part.

    The Underwriter has informed the Company that no sales will be made to any account over which the Underwriter exercises discretionary authority.

                             AVAILABLE INFORMATION

    This Prospectus, which constitutes a part of a Registration Statement filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act, omits certain information contained in the Registration Statement. Statements contained herein concerning provisions of any documents are not necessarily complete, and each statement is qualified in its entirety by reference to the copy of such document filed with the Commission. The Company will provide without charge to each person who receives a Prospectus upon written or oral request of such person a copy of any information incorporated by reference.

    The obligation to file certain periodic reports arises under Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as a result of the effectiveness of a registration statement under the Securities Act as well as a registration under the Exchange Act. The Company's registration of its securities under Section 12(g) of the Exchange Act will obligate the Company to file proxy statements and triggers other reports. The Company intends to furnish its stockholders with annual reports containing audited financial statements. The Company intends to register securities offered in this offering under Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"). The Registration Statement, reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 5th Street, NW, Washington, DC 20549-1004, and at the regional offices of the Commission at 7 World Trade Center, 13th Floor,

New York, New York 10048 and at the Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661-2511. The Registration Statement, including the exhibits thereto, may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549-1004 at prescribed rates.

                                 LEGAL MATTERS

    The validity of the Common Stock will be passed upon for the Company by Johnson, Blakely, Pope, Bokor, Ruppel & Burns, P.A., Clearwater, Florida. This law firm owns 60,000 shares of the Company's Common Stock. Singer Zamansky LLP, New York, New York, is acting as counsel for the Underwriter in connection with this offering.

                                    EXPERTS

    The financial statements of the Company as of November 30, 1995 and 1996 and for each of the years then ended and for the period from August 12, 1993 (inception) to November 30, 1995, have been included herein and in the registration statement in reliance upon the report of Cherry, Bekaert & Holland, L.L.P., independent certified public accountants, appearing elsewhere herein and upon the authority of said firm as experts in accounting and auditing. The report of Cherry, Bekaert & Holland, L.L.P., covering the financial statements contains an explanatory paragraph that, based upon operating losses and working capital deficiency, substantial doubt about the Company's ability to continue as a going concern exists. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                         THERMACELL TECHNOLOGIES, INC.

                              FINANCIAL STATEMENTS

                           NOVEMBER 30, 1995 AND 1996

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                           PAGE
                                                                                                         ---------
ThermaCell Technologies, Inc.:

  Report of Independent Certified Public Accountants...................................................     F-2

  Balance Sheets.......................................................................................     F-3

  Statements of Loss...................................................................................     F-4

  Statements of Changes in Stockholders' Equity........................................................     F-5

  Statements of Cash Flows.............................................................................     F-6

  Notes to Financial Statements........................................................................   F-7-14

C.F. Darling Paint & Chemicals, Inc.:

  Report of Independent Certified Public Accountants...................................................    F-15

  Balance Sheets.......................................................................................    F-16

  Statements of Income.................................................................................    F-17

  Statements of Stockholders' Equity...................................................................    F-18

  Statements of Cash Flows.............................................................................    F-19

  Notes to Financial Statements........................................................................   F-20-21

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To Board of Directors
ThermaCell Technologies, Inc.
Tampa, Florida

    We have audited the accompanying balance sheets of ThermaCell Technologies, Inc. as of November 30, 1995 and 1996 and the related statements of loss, changes in stockholders' equity, and cash flows for the years then ended and the period from August 12, 1993 (inception) to November 30, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ThermaCell Technologies, Inc. as of November 30, 1995 and 1996 and the results of its operations and its cash flows for the years ended and the period from August 12, 1993 (inception) to November 30, 1995 in conformity with generally accepted accounting principles.

    As described in Note 2 to the financial statements, the accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the financial statements, the Company's accumulated deficit at November 30, 1996 was $1,548,840. At November 30, 1996, the Company's current liabilities exceeded current assets by $2,444,417. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters are further described in
Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Clearwater, Florida
January 15, 1997
except for Note 17 as to which
the date is February 7, 1997

                         THERMACELL TECHNOLOGIES, INC.

                                 BALANCE SHEETS

                           NOVEMBER 30, 1995 AND 1996

                                     ASSETS

                                                                                              1995        1996
                                                                                            ---------  ----------
CURRENT ASSETS
  Cash....................................................................................  $  90,773  $    3,512
  Notes receivable........................................................................                213,750
  Accounts receivable
    Trade, net of allowance for uncollectible accounts of $21,000 for 1996................      2,677      64,006
    Employees.............................................................................        224      --
    Officers..............................................................................     18,582       4,637
    Other.................................................................................     --           6,000
                                                                                            ---------  ----------
                                                                                               21,483      74,643
                                                                                            ---------  ----------
  Inventories.............................................................................     71,016     150,872
  Prepaid assets..........................................................................     --           7,695
  Deposits................................................................................      7,543       6,323
                                                                                            ---------  ----------
      TOTAL CURRENT ASSETS................................................................    190,815     456,795
                                                                                            ---------  ----------
PROPERTY AND EQUIPMENT....................................................................    114,373     322,979
  Less accumulated depreciation...........................................................     11,011      41,060
                                                                                            ---------  ----------
                                                                                              103,362     281,919
                                                                                            ---------  ----------
OTHER ASSETS
  Note receivable.........................................................................    100,000      --
  Restricted cash.........................................................................     --          15,000
  Organizational costs, net...............................................................      2,445       2,604
  Patents.................................................................................     10,058      14,271
  Trademark...............................................................................     --           3,036
  Agreement not to compete, net...........................................................     25,000      16,667
  Deferred offering costs.................................................................     16,590     297,648
  Deferred Loan Costs, net................................................................     79,985      36,550
  Deferred income tax benefit, net........................................................    125,657     337,350
  Goodwill, net...........................................................................     80,821      75,433
                                                                                            ---------  ----------
                                                                                              440,556     798,559
                                                                                            ---------  ----------
                                                                                            $ 734,733  $1,537,273
                                                                                            ---------  ----------
                                                                                            ---------  ----------
                                      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Notes payable
  Bridge financing........................................................................  $ 740,203  $1,898,500
  Stockholders............................................................................    203,304     135,000
  Other...................................................................................     --          24,323
                                                                                            ---------  ----------
                                                                                              943,507   2,057,823
Accounts payable and accrued expenses
  Trade accounts..........................................................................     16,181     444,537
  Accrued payroll and payroll taxes.......................................................     55,024     175,696
  Accrued interest........................................................................     29,396     223,156
  Commissions payable.....................................................................     21,020      --
                                                                                            ---------  ----------
      TOTAL CURRENT LIABILITIES...........................................................  1,065,128   2,901,212
                                                                                            ---------  ----------
STOCKHOLDERS' EQUITY
  Preferred stock, par value $.0001.......................................................
    5,000,000 shares authorized, issued and outstanding, 1995 and 1996....................        500         500
  Common stock, par value $.0001.
    Authorized 20,000,000 shares, outstanding 667,472 and 869,899 shares, 1995 and 1996,
     respectively.........................................................................         66          87
  Additional paid-in capital..............................................................    184,326     184,314
  Accumulated deficit:
    During developmental stage............................................................   (515,287)   (515,287)
    Subsequent to developmental stage.....................................................     --      (1,033,553)
                                                                                            ---------  ----------
      Total accumulated deficit...........................................................   (515,287) (1,548,840)
                                                                                            ---------  ----------
        TOTAL STOCKHOLDERS' EQUITY........................................................   (330,395) (1,363,939)
                                                                                            ---------  ----------
                                                                                            $ 734,733  $1,537,273
                                                                                            ---------  ----------
                                                                                            ---------  ----------

                       See notes to financial statements.

                         THERMACELL TECHNOLOGIES, INC.
                               STATEMENTS OF LOSS

                                                                       PERIOD FROM        FOR THE YEARS ENDED
                                                                     AUGUST 12, 1993          NOVEMBER 30,
                                                                     (INCEPTION) TO    --------------------------
                                                                    NOVEMBER 30, 1995     1995          1996
                                                                    -----------------  -----------  -------------
REVENUE...........................................................
  Sales...........................................................     $    61,473     $    43,691  $     615,845
LESS COST OF SALES................................................          40,722          15,431        394,867
                                                                    -----------------  -----------  -------------
    GROSS PROFIT..................................................          20,751          28,260        220,978
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES......................         616,594         376,919      1,280,339
                                                                    -----------------  -----------  -------------
    LOSS FROM OPERATIONS..........................................        (595,843)       (348,659)    (1,059,361)
                                                                    -----------------  -----------  -------------
OTHER INCOME (EXPENSE)
  Commissions.....................................................          20,448           2,272       --
  Interest income.................................................         --              --              24,763
  Interest expense................................................         (65,549)        (47,645)      (207,147)
  Loss on sale of fixed assets....................................         --              --              (3,500)
                                                                    -----------------  -----------  -------------
    TOTAL OTHER INCOME (EXPENSE)..................................         (45,101)        (45,373)      (185,884)
                                                                    -----------------  -----------  -------------
    LOSS BEFORE INCOME TAXES......................................        (640,944)       (394,032)    (1,245,245)
INCOME TAXES
  Deferred income tax benefit.....................................         125,657          79,175        211,692
                                                                    -----------------  -----------  -------------
    NET LOSS......................................................     $  (515,287)    $  (314,857) $  (1,033,553)
                                                                    -----------------  -----------  -------------
                                                                    -----------------  -----------  -------------
Loss per common share.............................................                     $     (0.50) $       (1.34)
                                                                                       -----------  -------------
                                                                                       -----------  -------------
Weighted average number of common share outstanding...............                         626,191        771,154
                                                                                       -----------  -------------
                                                                                       -----------  -------------

                       See notes to financial statements.

                         THERMACELL TECHNOLOGIES, INC.
                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                              COMMON STOCK            PREFERRED STOCK
                                        ------------------------  ------------------------  ADDITIONAL
                                         NUMBER OF                 NUMBER OF                  PAID-IN    ACCUMULATED
                                          SHARES       AMOUNT       SHARES       AMOUNT       CAPITAL      DEFICIT       TOTAL
                                        -----------  -----------  -----------  -----------  -----------  ------------  ----------
Issuance of common stock for cash.....   5,669,551    $     567       --        $  --        $ 177,383    $   --       $  177,950
Issuance of preferred stock for
 cash.................................      --           --        4,975,000          497           45        --              542
Issuance of common stock under
 employment contracts.................      60,000            6       --           --               (6)       --           --
Issuance of common stock to directors
 for services.........................      31,400            3       --           --               (3)       --           --
Effect of reverse stock split:
  Common -- one for ten shares........  (5,184,855)        (519)      --           --              519        --           --
Issuance of stock as perquisite for
 providing services...................      30,000            3       --           --               (3)       --           --
Net loss for the year ended November
 30, 1994.............................      --           --           --           --           --          (200,430)    (200,430)
                                        -----------       -----   -----------       -----   -----------  ------------  ----------
    Balance November 30, 1994.........     606,096           60    4,975,000          497      177,935      (200,430)     (21,938)
Issuance of common stock for cash.....      11,400            1       --           --            6,399        --            6,400
Issuance of common stock under
 employment contracts.................     300,000           30       --           --              (30)       --           --
Issuance of stock as a perquisite for
 providing bridge loan financing......      52,364            5       --           --               (5)       --           --
Issuance of stock to a promoter as a
 perquisite...........................     250,000           25       --           --              (25)       --           --
Effect of reverse stock split:
  Common -- one for ten shares........    (552,388)         (55)      --           --               55        --           --
Net loss for the year ended November
 30, 1995.............................      --           --           --           --           --          (314,857)    (314,857)
                                        -----------       -----   -----------       -----   -----------  ------------  ----------
    Balance November 30, 1995.........     667,472    $      66    4,975,000    $     497    $ 184,329    $ (515,287)  $ (330,395)
Issuance of common stock as incentive
 to employees.........................      19,000            2       --           --               (2)       --           --
Issuance of stock as a perquisite for
 providing financing/capital..........     153,227           16       --           --               (7)       --                9
Issuance of stock to a promoter as a
 perquisite...........................      20,000            2       --           --               (2)       --           --
Issuance of stock as a credit for
 services.............................      10,200            1       --           --               (1)       --           --
Net loss for the year ended November
 30, 1996.............................      --           --           --           --           --        (1,033,553)  (1,033,553)
                                        -----------       -----   -----------       -----   -----------  ------------  ----------
    Balance November 30, 1996.........     869,899    $      87    4,975,000    $     497    $ 184,317    $(1,548,840) $(1,363,939)
                                        -----------       -----   -----------       -----   -----------  ------------  ----------
                                        -----------       -----   -----------       -----   -----------  ------------  ----------

                       See notes to financial statements.

                         THERMACELL TECHNOLOGIES, INC.
                            STATEMENTS OF CASH FLOWS

                                                                      PERIOD FROM         FOR THE YEARS ENDED
                                                                    AUGUST 12, 1993          NOVEMBER 30,
                                                                    (INCEPTION) TO    ---------------------------
                                                                   NOVEMBER 30, 1995      1995          1996
                                                                   -----------------  ------------  -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Reconciliation of net loss to net cash used in operating
    activities
    Net loss.....................................................     $  (515,287)    $   (314,857) $  (1,033,553)
    Adjustments to reconcile net loss to net cash used in
      operating activities
      Depreciation...............................................          11,011            6,606         30,049
      Amortization...............................................             810              486        171,930
      Loss on sale of capital asset..............................         --               --               3,500
      Deferred income tax benefit................................        (125,657)         (79,175)      (211,692)
      (Increase) decrease in accounts receivable.................         (21,483)           8,926        (53,160)
      Increase in inventories....................................         (71,016)         (71,016)       (79,856)
      (Increase) decrease in prepaid assets......................         --               --              (7,695)
      (Increase) decrease in deposits............................          (7,543)          (7,543)         1,220
      Increase in other assets...................................        (119,134)        (110,736)        (7,249)
      Increase (decrease) in accounts payable....................          16,181           (8,372)       428,356
      Increase in accrued expenses...............................         105,440          105,440        293,412
                                                                   -----------------  ------------  -------------
        NET CASH USED IN OPERATING ACTIVITIES....................        (726,678)        (470,241)      (464,738)
                                                                   -----------------  ------------  -------------
CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures...........................................        (114,373)         (92,349)      (213,606)
  Proceeds from sale of capital asset............................         --               --               1,500
  Issuance of note receivable....................................        (100,000)        (100,000)      (115,000)
  Collections on notes receivable................................         --               --               1,250
                                                                   -----------------  ------------  -------------
        NET CASH USED IN INVESTING ACTIVITIES....................        (214,373)        (192,349)      (325,856)
                                                                   -----------------  ------------  -------------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from issuance of common stock.........................         184,892            6,400             68
  Proceeds from issuance of notes payable........................       1,137,707        1,037,707      1,192,822
  Principal payments on notes payable............................        (194,200)        (194,200)       (10,202)
  Principal payments on stockholder loans........................         --               --             (68,304)
  Costs associated with obtaining financing......................         (96,575)         (96,575)      (396,051)
                                                                   -----------------  ------------  -------------
        NET CASH PROVIDED BY FINANCING ACTIVITIES................       1,031,824          753,332        718,333
                                                                   -----------------  ------------  -------------
        NET INCREASE (DECREASE) IN CASH..........................          90,773           90,742        (72,261)
CASH BEGINNING...................................................         --                    31         90,773
                                                                   -----------------  ------------  -------------
CASH ENDING......................................................     $    90,773           90,773  $      18,512
                                                                   -----------------  ------------  -------------
                                                                   -----------------  ------------  -------------

                       See notes to financial statements.

                         THERMACELL TECHNOLOGIES, INC.

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS ACTIVITY

    The Company was formed August 12, 1993. For the year ended November 30, 1995, the Company was in the developmental stage. During the first three quarters of fiscal year end 1996 significant manufacturing and sales efforts began ushering the company out of the development stage by the beginning of the fourth quarter of that year. Operations prior to that time were devoted primarily to developing products, raising capital, obtaining financing, acquiring manufacturing and sales facilities, marketing, and administrative functions.

INVENTORIES

    Inventories are valued using the first-in, first-out (FIFO) method. All inventories are stated at the lower of cost or market.

PROPERTY AND EQUIPMENT

    Property and equipment are recorded at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of assets.

INTANGIBLE ASSETS

    Intangible assets subject to amortization include organization costs, agreement not to compete, loan costs, trademark, goodwill and patents. Organizational costs and agreement not to compete are being amortized on a straight-line basis over five years and three years, respectively. Loan costs are being amortized using the interest method over the lives of the related loans. Trademark and goodwill are being amortized on a straight-line basis over ten and fifteen years, respectively. Amounts attributable to patents will be amortized over the useful life of the patent (but not more than 20 years) beginning the month the patent becomes effective.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The estimated fair value of the Company's cash, trade accounts receivable and payable approximated their carrying value at year end. It is not practicable to estimate the fair value of other financial instruments held or owned by the Company including, but not limited to, other receivables and payables due to the lack of readily available information regarding the marketability of such instruments and the effect of credit risk on the measurement of fair value for such instruments.

                         THERMACELL TECHNOLOGIES, INC.

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
LOSS PER COMMON SHARE

    Primary loss per common share equals net loss divided by the weighted average number of common shares outstanding. The convertible securities are not included in the fully diluted earnings per share calculation for November 30, 1995 because they are anti-dilutive. There were no convertible securities at November 30, 1996 as discussed in Note 7. Consequently, there is no separate presentation of fully dilutive loss per share.

ADVERTISING

    The Company expenses advertising costs as they are incurred.

INCOME TAXES

    Income taxes are accounted for by an asset and liability approach for financial accounting and reporting purposes. Deferred income taxes are provided based on the estimated future tax effects of differences between financial statement carrying amounts and the tax bases of existing assets and liabilities, and are adjusted for changes in tax laws and tax rates when those changes are enacted. The provision for income taxes represents the total of income taxes paid or payable for the current year, plus the change in deferred taxes during the year.

NOTE 2--GOING CONCERN

    The accompanying financial statements have been prepared in conformity with generally accepted accounting principles which contemplate continuation of the Company as a going concern. However, the Company has sustained substantial operating losses since its inception. At November 30, 1996, the Company's accumulated deficit was $1,548,840, and current liabilities exceeded current assets by $2,444,417.

    The history of reoccurring losses from operations and insufficient cash resources to fund operations raise substantial doubt as to the Company's ability to continue as a going concern. Management, however, believes the following actions which are being taken to revise the Company's operating and financial requirements provide the opportunity for the Company to continue as a going concern, although no assurance to that effect can be given.

    Management is actively seeking an underwriter for a second attempt at an initial public offering. Management believes the proceeds expected to be received from the offering will be sufficient to satisfy its anticipated cash needs for approximately twelve months following the completion of the offering. Also, management plans to negotiate extensions on all the notes payable. Management believes that these actions, as well as the implementation of organizational and operational changes, will enable the Company to continue as a going concern, although no assurance can be given as to the ultimate success of any of these actions. The Company is also currently investigating options to merge with an existing public company or to sell to interested buyers, should the offer fail to close.

                         THERMACELL TECHNOLOGIES, INC.

NOTE 3--INVENTORIES

    Inventories consist of the following at November 30, 1995 and 1996:

                                                                                     1995        1996
                                                                                   ---------  ----------
Raw Materials....................................................................  $  36,633      76,374
Finished goods (manufactured and purchased)......................................     34,383      74,498
                                                                                   ---------  ----------
                                                                                   $  71,016  $  105,872
                                                                                   ---------  ----------
                                                                                   ---------  ----------

NOTE 4--RESTRICTED CASH

    Cash restricted for payment to former note holder and held in agency by the Company was $15,000 at November 30, 1996.

NOTE 5--NOTES RECEIVABLE

    A note receivable of $200,000 at November 30, 1996 is from an unrelated third party. Quarterly payments of interest at twelve percent commenced March 6, 1996, with full payment due by December 17, 1996. The note is collateralized by equity securities. Subsequent to fiscal year end November 30, 1996, the note went into default. However, no allowance for uncollectible amount has been recorded because of the settlement agreement as discussed in Note 16.

    An unsecured, non-interest bearing note receivable of $13,750 at November 30, 1996 is from a customer of the Company. Monthly principal payments commended in November 1996, and full payment is due September 17, 1997.

NOTE 6--PROPERTY AND EQUIPMENT

    Property and equipment consisted of the following at November 30, 1995 and 1996:

                                                                                     1995        1996
                                                                                  ----------  ----------
Furniture and fixtures..........................................................  $   34,732  $   38,233
Equipment.......................................................................      78,991     255,473
Vehicles........................................................................      --          26,023
Leasehold improvements..........................................................         650       3,250
                                                                                  ----------  ----------
Total cost......................................................................     114,373     322,979
Accumulated depreciation........................................................      11,011      41,060
                                                                                  ----------  ----------
Property and equipment, net.....................................................  $  103,362  $  281,919
                                                                                  ----------  ----------
                                                                                  ----------  ----------

NOTE 7--BRIDGE FINANCING

    In September 1995, the Company commenced a private placement offering of securities in the form of convertible unsecured notes in order to obtain funds to be used for working capital, to pay operating expenses, to acquire a complementary paint company or equipment necessary to manufacture the Company's insulative coatings, and to pay the organizational and underwriting costs to be incurred in an initial public offering of the Company's stock. A second offering of unsecured notes and common stock

                         THERMACELL TECHNOLOGIES, INC.

NOTE 7--BRIDGE FINANCING (CONTINUED)
was commenced January 1996 to obtain additional funds for the purposes stated above. The selling agents received up to ten percent (10%) of the amounts raised.

    Included in notes payable at November 30, 1995 and 1996 are $740,203 and $1,898,500, respectively, representing the aggregate amount raised by the Company in various debt related offerings as of those dates. Included in those amounts are $740,203 and $1,898,500 at November 30, 1995 and 1996, respectively, raised by the selling agents through the issuance of the securities under private placement offerings described above. The notes bear interest at the rate of twelve percent (12%), with principal and interest due on the earlier of the date of the closing of the public offering or one year from the date of the notes, which were executed during the period October 15, 1995 through July 26, 1996. The notes contain a provision for penalty upon default. The notes were convertible, at the option of the holder, to an amount of common stock based between 50% to 60% of the price of the shares of the Company's common stock to be offered in the public offering. The option to convert was conditioned upon the closing of the initial public offering of the Company's stock. Because the closing did not occur, the notes are payable at the original one year maturity date. At November 30, 1996, $505,000 of these notes were in default. As of the date of the auditors' report, approximately $1.3 million of the notes were in default.

NOTE 8--RELATED PARTY TRANSACTIONS

    The Company leased vehicles from an individual who is its president and stockholder. Total lease expense for 1995 was $9,600.

    The Company has notes payable to stockholders at November 30, 1995 and 1996 of $203,304 and $135,000, respectively. The notes were issued on varying dates and are due one year from the date of issuance, plus interest at 12% to 15%. The notes were in default at November 30, 1996.

    The Company had sales of $83,339 during fiscal year 1996 with individuals and companies which are stockholders. The Company had sales of $12,164 during fiscal year 1996 with individuals and companies which are both stockholders and directors.

    The Company had bridge financing notes payable held by stockholders of $117,500 at November 30, 1995 and 1996.

    The Company received $121,060 in legal services from a law firm which is a stockholder and had an account payable of $11,589 and $110,470 at November 30, 1995 and 1996, respectively.

    During fiscal year 1996, the Company purchased a vehicle from an individual who is its president and stockholder. The vehicle was subsequently sold by the Company to a third party for a loss of $3,500.

    During fiscal year 1996, the Company advanced $257,134 and received payment of advances of $226,031 to an individual who is its president and stockholder. The balance due to the Company at November 30, 1996 was $4,277.

NOTE 9--STOCK TRANSACTIONS

    In April 1996, the Company effected a one-for-ten reverse stock split and increased the number of common shares authorized from 10,000,000 shares to 20,000,000 shares. All references in the 1995 financial statements to numbers of common shares and loss per share amounts have been restated to give retroactive effect to the reverse stock split.

                         THERMACELL TECHNOLOGIES, INC.

NOTE 9--STOCK TRANSACTIONS (CONTINUED)
    The Company has two employment contracts which provide for granting shares of stock for years of service to an officer and a key employee. The Company's president was awarded options exercisable for five years which entitle him to acquire up to 500,000 shares of the Company's common stock at a price to be determined upon closing of the Company's initial public offering. In addition, the Company from time to time grants stock incentive awards to officers and other key employees. There were no awards outstanding under the Company's various agreements at November 30, 1995 and 1996.

NOTE 10--OPERATING LEASES

    The Company leases a building, office space, office equipment, and a vehicle under operating leases. The leases expire at various dates through 1999. Rental expense under these leases was $6,069 and $100,944 for 1995 and 1996, respectively.

    The following is a schedule by years of minimum rentals under the above lease agreements as of November 30, 1996.

Year ending November 30
  1997............................................................  $ 114,207
  1998............................................................    108,062
  1999............................................................     19,727
                                                                    ---------
                                                                    $ 241,996
                                                                    ---------
                                                                    ---------

NOTE 11--RESEARCH AND DEVELOPMENT COSTS

    Research and development cost included in the statements of loss totaled $557 and $9,500 for the year ended November 30, 1995 and 1996, respectively.

NOTE 12--SUPPLEMENTAL CASH FLOW INFORMATION

    Interest paid totaled $17,887 and $13,198 for the years ended November 30, 1995 and 1996, respectively.

NOTE 13--CONCENTRATION OF CREDIT RISK

    The Company operates from two locations in West Central Florida and manufactures and sells paint and related products. The Company extends credit to its customers substantially without collateral. The business operations are influenced by the general economic conditions of the surrounding area.

NOTE 14--ACQUISITION OF PAINT MANUFACTURING COMPANY

    The Company entered into an agreement to purchase the operating assets of C.F. Darling Paint & Chemicals, Inc. (Paint Company), a paint manufacturing company in West Central Florida, effective November 30, 1995. The total purchase price of $251,016 was paid in cash at time of closing. The acquisition was accounted for as a purchase. Accordingly, the purchase price was allocated to the assets acquired based upon their estimated fair market values. The excess of the purchase price over the estimated fair market value of assets acquired amounted to $105,821, of which $25,000 has been accounted for as the estimated value of the agreement not to compete, and $80,821 is accounted for as goodwill.

                         THERMACELL TECHNOLOGIES, INC.

NOTE 14--ACQUISITION OF PAINT MANUFACTURING COMPANY (CONTINUED)
    The operating results of Paint Company have not been included in the Company's statement of loss for 1995 since the acquisition was completed effective November 30, 1995. Had the operations of Paint Company been included in the Company's financial statements for the year ended November 30, 1995, the pro forma effect on the Company's operating results would have been as follows:

                                                                                    1995 (UNAUDITED)
                                                                        -----------------------------------------
                                                                           THERMACELL
                                                                         TECHNOLOGIES,      PAINT
                                                                              INC.         COMPANY       TOTAL
                                                                        ----------------  ----------  -----------
Net Sales.............................................................    $     43,691    $  414,350  $   458,041
Cost of sales.........................................................          15,431       209,056      224,487
                                                                        ----------------  ----------  -----------
Gross profit..........................................................          28,260       205,294      233,554
Selling, general & administrative.....................................         376,919       187,526      564,445
                                                                        ----------------  ----------  -----------
Operating income (loss)...............................................        (348,659)       17,768     (330,891)
Interest expense......................................................         (47,645)       (1,258)     (48,903)
Commissions income....................................................           2,272        --            2,272
Other income..........................................................         --                344          344
Gain on sale of assets................................................         --             40,000       40,000
                                                                        ----------------  ----------  -----------
Income (loss) before income taxes.....................................        (394,032)       56,854     (337,178)
Income taxes - current expense........................................         --             10,986       10,986
Income taxes - deferred benefit.......................................          79,175        --           79,175
                                                                        ----------------  ----------  -----------
Net income (loss).....................................................    $   (314,857)   $   45,868  $  (268,989)
                                                                        ----------------  ----------  -----------
                                                                        ----------------  ----------  -----------
Loss per share........................................................                                $      (.43)
                                                                                                      -----------
                                                                                                      -----------
Weighted average number of common shares outstanding..................                                    626,191
                                                                                                      -----------
                                                                                                      -----------

    These pro forma results have been prepared for comparative purposes only. They do not purport to be indicative of the results of operations which actually would have resulted had the combination been in effect on December 1, 1994 or of future results of operations of the consolidated entities.

NOTE 15--INCOME TAXES

    In accordance with Statement of Financial Accounting Standards No. 109 (SFAS
109) ("Accounting for Income Taxes"), the Company recorded deferred tax assets to reflect the future tax benefits of financial operating loss carryforwards in 1995 and 1996.

    The Company has a net operating loss carryforward of $1,886,189 at November 30, 1996 which expires in 2009 through 2011. Management's determination of an adequate valuation allowance is based upon its current estimates of future taxable income. If the Company is unable to generate sufficient taxable income in the future through operating results, increases in the valuation allowance will be required through a charge to expense. However, if the Company achieves sufficient profitability to utilize a greater portion of the deferred tax asset, the valuation allowance will be reduced through a credit to income.

    A valuation allowance is required by SFAS 109 if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The need for the

                         THERMACELL TECHNOLOGIES, INC.

NOTE 15--INCOME TAXES (CONTINUED)
valuation allowance is evaluated periodically by management. Based on available evidence, management concluded that a valuation allowance of 50 percent is sufficient at November 30, 1995 and 1996.

    Significant components of the Company's net deferred tax assets are as follows:

                                                                                   1995         1996
                                                                                -----------  -----------
Deferred taxes................................................................  $   251,312  $   674,700
  Less: Valuation allowance...................................................     (125,655)    (337,350)
                                                                                -----------  -----------
    Net deferred tax assets...................................................  $   125,657  $   337,350
                                                                                -----------  -----------
                                                                                -----------  -----------

    Based on management's assessment, it is more likely than not that the net deferred tax assets will be realized through future taxable earnings.

NOTE 16--SUBSEQUENT EVENTS

    On January 13, 1997, a nonbinding letter of intent was received from Ecological Technologies, Inc. proposing to negotiate an exclusive distribution agreement for the Company's products in Japan. Consummation of the agreement is subject to a number of conditions including test results in Japan confirming product performance and agreement by the Company to secure patents in Japan for the technology. Purchases, based on aforementioned conditions, were proposed in the following volume:

1997............................................  $ 800,000
1998............................................  $1,000,000
1999............................................  $1,100,000
2000............................................  $1,210,000
2001............................................  $1,331,000
2002 through 2006, 10% increase of prior year.

    Either party may terminate the discussions. Due to the contingencies involved, the Company is unable to predict whether or when a transaction with Ecological Technologies, Inc. will be consummated.


    On December 17, 1996, the collateralized note receivable of $200,000 became due and was not paid. The Company entered into a settlement agreement with the maker of the note receivable providing for temporary financing to the Company and offsets of amounts owed. The agreement resulted in the extinguishment of the note receivable and a net increase in the Company's liabilities of approximately $258,000.


    On December 6, 1996, the Company borrowed $200,000 from an unrelated third party. The note bears interest at the rate of one percent (1%) per month, with principal and interest due on December 17, 1996. The Company is required to pay all cost of collection for the note payable. The holder of the note, subsequent to November 30, 1996, made a demand upon the Company for repayment. The Company is in the process of settling this claim which includes an undertaking by the Company's chief executive officer to assume all obligations under this note.

                         THERMACELL TECHNOLOGIES, INC.

NOTE 16--SUBSEQUENT EVENTS (CONTINUED)
    On January 13, 1997, the initial public offering failed to close, as scheduled. If this event had occurred on or prior to November 30, 1996 it would have increased the loss by $247,048, the amount capitalized as cost related to the initial public offering, net of related tax benefit.

    The following proforma presentation shows the effect on the Company's financial statements:

                                                                                 NOVEMBER 30, 1996
                                                                            ----------------------------
                                                                             AS REPORTED     PRO FORMA
                                                                            -------------  -------------
Total other assets........................................................  $     798,559  $     551,511
                                                                            -------------  -------------
Total assets..............................................................  $   1,537,273  $   1,290,225
                                                                            -------------  -------------
                                                                            -------------  -------------
Total stockholders' equity................................................  $  (1,363,939) $  (1,610,987)
                                                                            -------------  -------------
Total liabilities and stockholders' equity................................  $   1,537,273  $   1,290,225
                                                                            -------------  -------------
                                                                            -------------  -------------


                                                                                 FOR THE YEAR ENDED
                                                                                 NOVEMBER 30, 1996
                                                                            ----------------------------
                                                                             AS REPORTED     PRO FORMA
                                                                            -------------  -------------
Total other income (expense)..............................................  $    (185,884) $    (483,532)
                                                                            -------------  -------------
Loss before income taxes..................................................  $  (1,245,245) $  (1,542,893)
                                                                            -------------  -------------
Deferred income tax benefit...............................................  $     211,692  $     262,292
                                                                            -------------  -------------
Net loss..................................................................  $  (1,033,553) $  (1,280,601)
                                                                            -------------  -------------
                                                                            -------------  -------------
Loss per common share.....................................................  $       (1.34) $       (1.66)
                                                                            -------------  -------------
                                                                            -------------  -------------

    Subsequent to the Company's year end, $200,000 was advanced to an individual who is its president and stockholder.

NOTE 17--EVENT SUBSEQUENT TO THE DATE OF THE REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    On February 7, 1997, the Company closed the corporate office and the retail outlet that had opened in the first quarter of 1996. The Company may have a contingent liability for leases of these premises up to a maximum amount of $67,500. Management anticipates these actions will represent substantial savings to the Company in the form of reduced operating costs.

                      C.F. DARLING PAINT & CHEMICALS, INC.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Stockholders and Board of Directors
ThermaCell Technologies, Inc.

    We have audited the accompanying balance sheets of C.F. Darling Paint & Chemicals, Inc. as of November 30, 1995 and July 31, 1995 and the related statements of income, stockholders' equity, and cash flows for the years ended July 31, 1995 and 1994 and the four months ended November 30, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of C. F. Darling Paint & Chemicals, Inc. as of November 30, 1995 and July 31, 1995 and the results of its operations and its cash flows for the years ended July 31, 1995 and 1994 and the four months ended November 30, 1995 in conformity with generally accepted accounting principles.

                                          CHERRY, BEKAERT & HOLLAND, L.L.P.

Clearwater, Florida
January 3, 1996

                      C.F. DARLING PAINT & CHEMICALS, INC.

                                 BALANCE SHEETS

                      NOVEMBER 30, 1995 AND JULY 31, 1995

                                     ASSETS

                                                                                           NOVEMBER 30    JULY 31
                                                                                           ------------  ---------
CURRENT ASSETS
  Cash...................................................................................   $  119,064   $  22,276
  Accounts receivable....................................................................       23,312      14,461
  Inventories............................................................................       --          58,009
                                                                                           ------------  ---------
    TOTAL CURRENT ASSETS.................................................................      142,376      94,746
Property and equipment, net..............................................................       --          --
Deposits.................................................................................        2,502       2,502
                                                                                           ------------  ---------
                                                                                            $  144,878   $  97,248
                                                                                           ------------  ---------
                                                                                           ------------  ---------

                                       LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable.......................................................................   $   13,137   $  14,318
  Accrued expenses.......................................................................        3,658       3,003
  Income taxes payable...................................................................        9,587       1,761
                                                                                           ------------  ---------
    TOTAL CURRENT LIABILITIES............................................................       26,382      19,082
LOANS FROM STOCKHOLDERS..................................................................       24,131      24,131
                                                                                           ------------  ---------
    TOTAL LIABILITIES....................................................................       50,513      43,213
                                                                                           ------------  ---------
STOCKHOLDERS' EQUITY
  Common stock, 100 shares authorized, issued and outstanding in 1995 and 1994...........        1,000       1,000
  Retained earnings......................................................................       93,365      53,035
                                                                                           ------------  ---------
    TOTAL STOCKHOLDERS' EQUITY...........................................................       94,365      54,035
                                                                                           ------------  ---------
                                                                                            $  144,878   $  97,248
                                                                                           ------------  ---------
                                                                                           ------------  ---------

                       See notes to financial statements.

                      C.F. DARLING PAINT & CHEMICALS, INC.

                              STATEMENTS OF INCOME

                       YEARS ENDED JULY 31, 1995 AND 1994
                  AND THE FOUR MONTHS ENDED NOVEMBER 30, 1995

                                                                             NOVEMBER 30,   JULY 31,    JULY 31,
                                                                                 1995         1995        1994
                                                                             ------------  ----------  ----------
Net sales..................................................................   $  122,862   $  420,329  $  407,062
Cost of sales..............................................................       58,198      230,466     241,807
                                                                             ------------  ----------  ----------
Gross profit...............................................................       64,664      189,863     165,255
Selling, general and administrative expenses...............................       54,716      175,385     166,788
                                                                             ------------  ----------  ----------
Net operating income (loss)................................................        9,948       14,478      (1,533)
Other income (expense)
  Gain on sale of assets...................................................       40,000       --          --
  Interest expense.........................................................         (150)      (1,108)       (744)
  Other income.............................................................          119          409       7,261
                                                                             ------------  ----------  ----------
Income before income taxes.................................................       49,917       13,779       4,984
Income taxes...............................................................        9,587        2,511         750
                                                                             ------------  ----------  ----------
Net income.................................................................   $   40,330   $   11,268  $    4,234
                                                                             ------------  ----------  ----------
                                                                             ------------  ----------  ----------

                       See notes to financial statements.

                      C.F. DARLING PAINT & CHEMICALS, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                       YEARS ENDED JULY 31, 1995 AND 1994
                  AND THE FOUR MONTHS ENDED NOVEMBER 30, 1995

                                                                                                 COMMON     RETAINED
                                                                                                  STOCK     EARNINGS
                                                                                               -----------  ---------
BALANCE AT JULY 31, 1993.....................................................................   $   1,000   $  37,533
NET EARNINGS.................................................................................      --           4,234
                                                                                               -----------  ---------
BALANCE AT JULY 31, 1994.....................................................................       1,000      41,767
NET EARNINGS.................................................................................      --          11,268
                                                                                               -----------  ---------
BALANCE AT JULY 31, 1995.....................................................................   $   1,000   $  53,035
NET EARNINGS.................................................................................      --          40,330
                                                                                               -----------  ---------
BALANCE NOVEMBER 30, 1995....................................................................   $   1,000   $  93,365
                                                                                               -----------  ---------
                                                                                               -----------  ---------

                       See notes to financial statements.

                      C.F. DARLING PAINT & CHEMICALS, INC.

                            STATEMENT OF CASH FLOWS

                       YEARS ENDED JULY 31, 1995 AND 1994
                  AND THE FOUR MONTHS ENDED NOVEMBER 30, 1995

                                                                               NOVEMBER 30,  JULY 31,   JULY 31,
                                                                                   1995        1995       1994
                                                                               ------------  ---------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income.................................................................   $   40,330   $  11,268  $   4,234
  Adjustments to reconcile net income to net cash from operating activities:
    Gain on sale of assets...................................................      (40,000)     --         --
    (Increase) decrease in accounts receivable...............................       (8,851)     (2,606)     2,096
    (Increase) decrease in inventories.......................................      (13,007)     (4,849)      (323)
    Increase (decrease) in accounts payable..................................       (1,181)        789       (287)
    Increase (decrease) in accrued expenses..................................          655        (712)       533
    Increase (decrease) in income taxes payable..............................        7,826       2,411       (611)
                                                                               ------------  ---------  ---------
      NET CASH FROM OPERATING ACTIVITIES.....................................      (14,228)      6,301      5,642
                                                                               ------------  ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from sale of assets...............................................      111,016      --         --
                                                                               ------------  ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES
  Loans from stockholders....................................................       --          --          1,487
  Repayment of loans from stockholders.......................................       --          (1,060)    --
                                                                               ------------  ---------  ---------
      NET CASH FROM FINANCING ACTIVITIES.....................................       --          (1,060)     1,487
                                                                               ------------  ---------  ---------
Net changes in cash..........................................................       96,788       5,241      7,129
Cash at beginning of year....................................................       22,276      17,035      9,906
                                                                               ------------  ---------  ---------
Cash at end of year..........................................................   $  119,064   $  22,276  $  17,035
                                                                               ------------  ---------  ---------
                                                                               ------------  ---------  ---------
Supplemental disclosure of amounts paid for
  Interest...................................................................   $      150   $   1,108  $     744
                                                                               ------------  ---------  ---------
                                                                               ------------  ---------  ---------
  Income taxes...............................................................   $    1,761   $     100  $   1,134
                                                                               ------------  ---------  ---------
                                                                               ------------  ---------  ---------

                       See notes to financial statements.

                     C.F. DARLING PAINT AND CHEMICALS, INC.

                         NOTES TO FINANCIAL STATEMENTS

                      JULY 31, 1995 AND NOVEMBER 30, 1995

1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS ACTIVITY

    The Company's primary business is the manufacture and sale of paint for commercial and residential applications.

INVENTORIES

    Inventories are valued using the first-in, first-out (FIFO) method. All inventories are stated at the lower of cost or market.

PROPERTY AND EQUIPMENT

    Property and equipment are recorded at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of assets.

INCOME TAXES

    Income taxes are accounted for by an asset and liability approach for financial accounting and reporting purposes. Deferred income taxes are provided based on the estimated future tax effects of differences between financial statement carrying amounts and the tax bases of existing assets and liabilities, and are adjusted for changes in tax laws and tax rates when those changes are enacted. The provision for income taxes represents the total of income taxes paid or payable for the current year, plus the change in deferred taxes during the year.

2 INVENTORY

    Inventories consisted of the following at July 31, 1995:

Raw Materials..............................................  $  28,530
Finished goods (manufactured and purchased)................     29,479
                                                             ---------
                                                             $  58,009
                                                             ---------
                                                             ---------

3 PROPERTY AND EQUIPMENT

    Property and equipment consisted of the following at July 31, 1995:

Furniture and fixtures.....................................  $  23,194
Equipment..................................................      1,442
Vehicles...................................................     13,917
Leasehold improvements.....................................        240
                                                             ---------
Total cost.................................................     38,793
Accumulated depreciation...................................     38,793
                                                             ---------
Property and equipment, net................................  $  --
                                                             ---------
                                                             ---------

                     C.F. DARLING PAINT AND CHEMICALS, INC.

                      JULY 31, 1995 AND NOVEMBER 30, 1995

4 OPERATING LEASES

    The Company leases its facilities under an operating lease which has an original term of six years, and expires September 30, 1998. See Note 6.

5 CONCENTRATION OF CREDIT RISK

    The Company operates from one location in West Central Florida and manufactures and sells paint and related products. The Company extends credit to its customers substantially without collateral. The business operations are influenced by the general economic conditions of the surrounding area.

6 SALE OF CORPORATE ASSETS

    The Company and C.F. Darling entered into an agreement to sell the operating assets of the Company to ThermaCell Technologies, Inc. effective November 30, 1995. The Company's inventory, property and equipment, as well as intangible assets were sold for $111,016. Of this amount, $71,016 represents the amount received for inventory, with the remaining $40,000 recognized as gain on the sale. The Company discontinued its operations effective November 30, 1995. The Company's lease was subsequently assigned to ThermaCell Technologies, Inc.

7 INCOME TAXES

    Income tax expense consists of the following:

                                                                 1995       1994
                                                               ---------  ---------
Current:
  Federal....................................................  $   2,019  $     750
  State......................................................        492     --
                                                               ---------  ---------
    Total income tax expense.................................  $   2,511  $     750
                                                               ---------  ---------
                                                               ---------  ---------

                                     [LOGO]

-------------------------------------------
                                     -------------------------------------------
-------------------------------------------
                                     -------------------------------------------

    NO DEALER, SALESPERSON, OR ANY OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE COMMON STOCK IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THE COMPANY HAS AGREED TO AMEND AND UPDATE THIS PROSPECTUS IN THE EVENT OF A FUNDAMENTAL CHANGE IN ITS AFFAIRS OR BUSINESS.

                            ------------------------

                               TABLE OF CONTENTS


                                                   PAGE
                                                 ---------
Prospectus Summary.............................      3
Summary Financial Information..................      5
Risk Factors...................................      6
Use of Proceeds................................     13
Dividend Policy................................     14
Dilution.......................................     15
Selected Financial Data........................     16
Capitalization.................................     17
Management's Discussion and Analysis of
 Financial Condition and Results of
 Operations....................................     18
Business.......................................     21
Management.....................................     27
Security Ownership of Certain Beneficial Owners
 and Management................................     30
Selling Security Holder........................     31
Certain Transactions...........................     32
Description of Securities......................     34
Shares Eligible for Future Sale................     37
Underwriting...................................     37
Available Information..........................     39
Legal Matters..................................     40
Experts........................................     40
Financial Statements...........................     F-1


                            ------------------------

    UNTIL               , 1997 (90  DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL
DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


                                     [LOGO]

                                1,375,000 UNITS


                             ---------------------

                                   PROSPECTUS

                             ---------------------


                            MONROE PARKER SECURITIES
                            2500 WESTCHESTER AVENUE
                            PURCHASE, NEW YORK 10577


                            ------------------------

                                           , 1997

-------------------------------------------
                                     -------------------------------------------
-------------------------------------------
                                     -------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Certificate of Incorporation (the "Certificate") provides that a Director shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a Director, except, (i) for any breach of the duty of loyalty; (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of laws; (iii) for liability under Section 607.0850 of the Florida General Corporation Law (the "Florida GCL") (relating to certain unlawful dividends, stock repurchases or stock redemptions); or (iv) for any transaction from which the Director derived any improper personal benefit. The Certificate also provides that the Company shall indemnify each Director and such of the Company's officers, employees and agents as the Board of Directors shall determine from time to time to the fullest extent provided by the Florida GCL.

    The Company's Bylaws provides, in general, that the Company shall indemnify its directors and officers under the circumstances specified in the Florida GCL and gives authority to the Company to purchase insurance with respect to such indemnification.

    Upon consummation of the offering, the Company will enter into indemnification agreements (the "Indemnification Agreement") with certain officers and directors. Each Indemnification Agreement will provide, among other things, for: (i) indemnification by the Company of such individual to the fullest extent permitted by law as of the date of the Indemnification Agreement against any and all expenses, judgments, fines and amounts paid in settlement of any claim against an indemnified party (the "Indemnitee") unless it is determined, as provided in the Indemnification Agreement, that the indemnification is not permitted under the law; and (ii) the prompt advancement of expenses to any Indemnitee in connection wit his or her defense against any threatened or pending claim. Similar Indemnification Agreements may from time to time be entered into with additional officers of the Company or certain other employees or agents of the Company.

    Following this offering, the Company intends to use its reasonable efforts to obtain directors and officers liability insurance.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The estimated expenses in connection with the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions, are itemized below.

Securities and Exchange Commission registration fee.......................  $   7,045
NASD Fees.................................................................      3,400
NASDAQ application and listing fees.......................................     10,000
Accounting fees and expenses..............................................     70,000
Legal fees and expenses...................................................    150,000
Printing and engraving expenses...........................................     70,000
Blue Sky fees and expenses (including legal fees).........................     30,000
Transfer Agent and Registrar fees and expenses............................      5,000
Miscellaneous.............................................................      4,555
                                                                            ---------
    TOTAL.................................................................  $ 350,000
                                                                            ---------
                                                                            ---------

------------------------

The Registrant will bear all expenses listed above.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

    The following information describes sales of unregistered securities by the Registrant since November 1991:

    a. Organization and Capitalization of the Company. Since inception, the Company has been involved in organizational and capital raising efforts. The following is a table listing of all shares of Common Stock issued by the Company, including the paid in amounts in cash or if issued in consideration of services rendered on behalf of the Company is indicated by a "0":

                         SCHEDULE OF COMMON STOCK ISSUE

                                                                                    COMMON     AMOUNT
STOCKHOLDER                                                                         SHARES     PAID IN   CERT. DATE
---------------------------------------------------------------------------------  ---------  ---------  -----------
Pidorenko, John..................................................................    416,067        500     2/10/94
Sherrill, F. L. Trustee..........................................................        278      1,000     2/10/94
Wise, Edmond.....................................................................        694      2,500     2/10/94
Cooler, Roy......................................................................        694      2,500     2/10/94
Riley, Darryl....................................................................      1,389      5,000     2/10/94
Fielding, Clay...................................................................      2,500          0     2/10/94
Johnson, Blakely.................................................................     30,000          0     2/10/94
Ries, Larry......................................................................      2,500          0     2/10/94
Sherrill, Fred L. Jr.............................................................      1,667      6,000     2/10/94
Sherrill, Gwen...................................................................      1,667      6,000     2/10/94
Sherrill, Fred L.................................................................      1,667      6,000     2/10/94
Sherrill, Augusta................................................................      1,667      6,000     2/10/94
Sherrill, Charles................................................................      1,667      6,000     2/10/94
Sherrill, F.L. III...............................................................        278      1,000     2/10/94
Sypinewski, Frank................................................................        556      2,000      3/5/94
Wade, Richard....................................................................      4,167     15,000     3/29/94
Ashburn, Marvin..................................................................        139        500     4/20/94
Stockley, Russell................................................................      3,333     12,000     4/21/94
Murphy, R.C......................................................................      1,556      5,600      5/3/94
Watts, Robert G..................................................................        250          0      5/3/94
Baumgardner, Lloyd...............................................................        250          0      5/3/94
Bell, Virgil.....................................................................        500          0      5/3/94
Frasier, Donald..................................................................      1,570          0      5/3/94
Riley, Darryl....................................................................      1,570          0      5/3/94
Williams, S.A....................................................................      1,389      5,000      5/3/94
Royse, Christine.................................................................      1,389      5,000      5/9/94
Butters, Jeffrey.................................................................        279      1,000     5/13/94
Emerson, James...................................................................      1,389      5,000     5/13/94
Williams, S.A....................................................................      1,931      6,950     5/16/94
Williams, Jackie.................................................................      5,556     20,000     5/19/94
Wood, Patricia...................................................................      1,389      5,000     5/27/94
Kelly, Warren....................................................................      5,556     20,000     5/27/94
Milano, Gloria...................................................................      1,389      5,000     5/30/94
May, Dorothy.....................................................................      1,389      5,000     5/30/94
Marquis, Dan.....................................................................        500      1,400      6/4/94
Peters, Cecil....................................................................      1,667      5,000      6/5/94
Stiles, Kendall..................................................................      3,200          0     7/20/94
Harrington, Sharon...............................................................      2,800      7,000      8/1/94

                                                                                    COMMON     AMOUNT
STOCKHOLDER                                                                         SHARES     PAID IN   CERT. DATE
---------------------------------------------------------------------------------  ---------  ---------  -----------
Patton, Lucia....................................................................          0          0      8/1/94
Patton, Lucia....................................................................     10,000          0      8/1/94
McKibbin, John...................................................................      5,556     20,000     8/10/94
Bryan, Diedre....................................................................        833      3,000     8/29/94
Crowe, William III...............................................................        389      1,400      2/1/95
Riley, Darryl....................................................................     50,000          0      2/3/95
Donald Frasier...................................................................     50,000          0      2/3/95
Hundhausen, Betty................................................................      1,000      1,400      2/3/95
Murphy, R.C......................................................................      1,050          0      2/3/95
Murphy, R.C......................................................................          0          0      2/3/95
Fielding, James C................................................................      1,000          0      2/3/95
Trusty, John.....................................................................      2,500          0      2/3/95
May, Dorothy Janet...............................................................        600          0     3/23/95
To, Vincent K....................................................................        500          0     6/30/95
Murphy, R.C......................................................................      1,000          0      8/3/95
Murphy, R.C......................................................................      6,450          0      8/9/95
Murphy, R.C......................................................................        500          0      8/9/95
Murphy, R.C......................................................................      5,000          0      8/9/95
Murphy, R.C......................................................................      2,000          0      8/9/95
Trusty, John.....................................................................      5,000          0      8/9/95
Barrs, Howard L..................................................................        500          0     8/14/95
Fielding, James C................................................................      2,500          0     8/25/95
Rasmussen, Ray...................................................................     25,000          0     8/29/95
Martin, Al.......................................................................      2,500          0     8/29/95
Ackerman, Keith..................................................................        500          0     8/29/95
Riley, Darryl....................................................................      3,635          0     11/1/95
Fielding, James C................................................................      2,500          0      1/1/96
Trusty, John.....................................................................      2,500          0      1/1/96
Walte, Dean......................................................................        200          0     2/10/94
Garcia, Julian...................................................................      1,600          0     2/14/96
Dumont, Allen....................................................................      8,000          0     2/26/96
Flovin, Jim......................................................................        200          0     2/26/96
Trusty, John.....................................................................     10,000          0     3/21/96
Duff, John.......................................................................        500          0     3/21/96
Abrams, Scottee..................................................................        500          0     3/21/96
Smorshok, Richard................................................................        500          0     3/21/96
Costenbader, Terry...............................................................        500          0     3/21/96
Duff, Amy........................................................................        500          0     3/21/96
Kyle, Larry......................................................................        500          0     3/21/96
Walte, Dean......................................................................        500          0     3/21/96
Dulgley, James...................................................................        500          0     3/21/96
Seligson, Leslie.................................................................     10,000          0     3/21/96
Eden Group, The..................................................................     20,000          0     3/21/96
Stiles, Kendal...................................................................     10,000          0     3/21/96
Lang, Mike.......................................................................     33,333          0     3/21/96
Smith, Mickey....................................................................     27,778          0     3/21/96
Zattriott/CRG....................................................................    100,000          0     3/21/96

    For all such transactions, the Company relied upon Sections 4(2) and 3(b) of the Securities Act and Regulation D promulgated thereunder as an exemption available from the registration requirements of

Section 5 of the Securities Act for transactions by an issuer not involving a public offering. The securities were issued to a purchaser who represented, in a manner satisfactory to the Company, that it had acquired the securities for investment and not with the view of the distribution thereof. No advertising or general solicitation was employed by the Company in offering the securities. The securities of the Company issued to the purchasers have been embossed with the legend restricting transfer of such securities. A stop transfer order concerning the transfer of the certificates representing all the common stock issued and outstanding as indicated above has been noted on the Company's stock transfer ledger.

    In September 1995, the Company commenced a private placement offering of securities in the form of convertible notes in order to obtain funds to be used for working capital, to pay operating expenses, to acquire a complementary paint company or equipment necessary to manufacture the Company's insulative coatings, and to pay the organizational and underwriting costs to be incurred in an initial public offering of the Company's stock. A second offering of unsecured notes and common stock was commenced January 1996 to obtain additional funds for the purposes stated above. The selling agents received up to ten percent (10%) of the amounts raised.

    Included in notes payable at November 30, 1995 and 1996 are $740,203 and $1,898,500, respectively, representing the aggregate amount raised by the Company in various debt related offering as of those dates. Included in those amounts are $740,203 and $1,898,500 at November 30, 1995 and 1996, respectively, raised by the selling agents through the issuance of the securities under private placement offerings described above. The notes bear interest at the rate of twelve percent (12%), with principal and interest due on the earlier of the date of the closing of the public offering or one year from the date of the notes, which were executed during the period October 15 through July 26, 1996. The notes were convertible, at the option of the holder, to an amount of common stock based between 50% to 60% of the price of the shares of the Company's common stock to be offered in the public offering. The option to convert was conditioned upon the closing of the initial public offering of the Company's stock. Because the closing did not occur, the notes are payable at the original one year maturity date. At November 30, 1996, $505,000 of these notes were in default.


    As a condition to this offering, the holders of $938,500 of these notes payable agreed to convert such notes plus accrued interest thereon, into an aggregate of 621,230 shares of Common Stock. In connection with the conversion such holders have agreed not to sell their shares for a period of at least two
(2) years from the date of this Prospectus, without the Underwriter's consent. The Underwriter has the right to extend this lock-up period for one (1) additional year if the Company does not achieve during any 12 consecutive month period a cumulative pre-tax profit on income, calculated in accordance with GAAP of at least $3,000,000. The holders of $400,000 of the notes described above, will be paid off in cash at the closing of this offering.



    Through all private placements of the notes described above, Company relied upon exemptions from registration under the Securities Act pursuant to Sections 3(b) and 4(2) and Regulation D promulgated thereunder. Of the 55 investors, 40 represented to the Company that they were "accredited" as that term is defined under Regulation D. All purchasers represented, in a manner satisfactory to the Company, that they were sophisticated and otherwise understood the risks associated with the offering. The Company relied upon Section 3(a)(9) and
Section 4(2) in the conversion of $938,500 of notes plus accrued interest thereon into 621,230 shares of Common Stock as condition to this offering required by the Underwriter.

ITEM 27.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULE.


 EXHIBIT                                                                                                   SEQUENTIALLY
   NO.                                             DESCRIPTION                                             NUMBERED PAGE
---------  -------------------------------------------------------------------------------------------  -------------------
1.1        Revised Form of Underwriting Agreement**
1.2        Revised Form of Underwriter's Warrants**
1.3        Revised Form of Selected Dealers Agreement**
1.4        Financial Consulting Agreement**
1.5        [Reserved]
3.1        Certificate of Incorporation and Amendment to Certificate of Incorporation of the Company**
3.1(a)     Certificate of Amendment to Certificate of Incorporation to reflect 1 for 10 reverse stock split**
3.1(b)     Form of Certificate of Amendment to Certificate of Rights, Designation and Preferences of
            Series A Preferred Stock**
3.2        Bylaws of the Company**
3.3        Amendment to Bylaws**
4.1        Specimen of Common Stock Certificate**
4.2        Specimen of Warrant Certificate**
4.3        Revised Form of Warrant Agreement**
4.4        Conversion Notice and Election Form for Convertible Note Holder**
5.1        Opinion of Johnson, Blakely, Pope, Bokor, Ruppel & Burns, P.A. as to legality of issuance of Units*
10         Employment Agreement (4/4/96) John Pidorenko**
10(A)      Employment Agreement (4/4/96) John Trusty**
10(B)      Form of Convertible Note**
10(C)      Trademark Registration for ThermaCool-TM-**
10(D)      Published International Patent Application**
10(E)      Stock Option Plan**
10(F)      Asset Purchase Agreement for Darling Paint and Coatings effective November, 1995**
10(G)      Lease for Executive Offices**
10(H)      Lease for Darling Paint**
10(I)      Lease for Sarasota Store**
10(J)      Promissory Note (3/6/96)**
10(K)      Agreement between Consolidated Financial Management, Inc. and the Company**
10(L)      Debt for Equity Exchange Agreement**
10(M)      Lock-Up Letter Form**
10(N)      Addendum to Employment Agreement--John Pidorenko
23.1       Consent of Cherry, Bekaert & Holland, C.P.A.'s, Clearwater, Florida*
23.2       Consent of Johnson, Blakely, Pope, Bokor, Ruppel & Burns, P.A., Clearwater, Florida
            (included in its opinion filed as Exhibit 5.1)*


------------------------


** Previously filed.



*  Filed herewith

ITEM 28.  UNDERTAKINGS.

    The undersigned registrant hereby undertakes to provide to the Underwriters at the closing, specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby further undertakes that:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

        (ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filled by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tampa, Florida, on this 19th day of February, 1997.

                                          THERMACELL TECHNOLOGIES, INC.

                                          By:         /s/ JOHN PIDORENKO

                                             -----------------------------------

                                                       John Pidorenko,

                                             CHIEF EXECUTIVE OFFICER, PRESIDENT,
                                                    CHAIRMAN OF THE BOARD

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons, in the capacities indicated, on the dates stated.

                      SIGNATURE                                      CAPACITY                        DATE
------------------------------------------------------  -----------------------------------  --------------------

                  /s/ JOHN PIDORENKO
     -------------------------------------------        Chairman of the Board, President,     February 19, 1997
                    John Pidorenko                       Chief Executive Officer

             /s/ KENDALL B. STILES, M.D.
     -------------------------------------------        Director                              February 19, 1997
               Kendall B. Stiles, M.D.

               /s/ MICHAEL HANKINS, SR.
     -------------------------------------------        Director                              February 19, 1997
                 Michael Hankins, Sr.

                   /s/ DARRYL RILEY
     -------------------------------------------        Director                              February 19, 1997
                     Darryl Riley

                   /s/ JOHN TRUSTY
     -------------------------------------------        Chief Financial Officer, Chief        February 19, 1997
                     John Trusty                         Accounting Officer, Director

                               INDEX TO EXHIBITS

 EXHIBIT                                                                                                   SEQUENTIALLY
   NO.                                             DESCRIPTION                                             NUMBERED PAGE
---------  -------------------------------------------------------------------------------------------  -------------------
1.1        Revised Form of Underwriting Agreement**
1.2        Revised Form of Underwriter's Warrants**
1.3        Revised Form of Selected Dealers Agreement**
1.4        Financial Consulting Agreement**
1.5        [Reserved]
1.6        Executed Escrow Agreement and Amendment thereto entered into by First of America, Bank of
            Michigan, N.A., the Company and Underwriters*
3.1        Certificate of Incorporation and Amendment to Certificate of Incorporation of the Company*
3.1(a)     Certificate of Amendment to Certificate of Incorporation to reflect 1 for 10 reverse stock split*
3.1(b)     Form of Certificate of Amendment to Certificate of Rights, Designation and Preferences of
            Series A Preferred Stock**
3.2        Bylaws of the Company*
3.3        Amendment to Bylaws*
4.1        Specimen of Common Stock Certificate*
4.2        Specimen of Warrant Certificate*
4.3        Revised Form of Warrant Agreement**
4.4        Conversion Notice and Election Form for Convertible Note Holder*
5.1        Opinion of Johnson, Blakely, Pope, Bokor, Ruppel & Burns, P.A. as to legality of issuance of Units**
10         Employment Agreement (4/4/96) John Pidorenko*
10(A)      Employment Agreement (4/4/96) John Trusty*
10(B)      Form of Convertible Note *
10(C)      Trademark Registration for ThermaCool-TM-*
10(D)      Published International Patent Application*
10(E)      Stock Option Plan*
10(F)      Asset Purchase Agreement for Darling Paint and Coatings effective November, 1995*
10(G)      Lease for Office*
10(H)      Lease for Darling Paint*
10(I)      Lease for Sarasota Store*
10(J)      Promissory Note (3/6/96)*
10(K)      Agreement between Consolidated Financial Management, Inc. and the Company**
10(L)      Debt for Equity Exchange Agreement**
10(M)      Lock Up Letter Form**
10(N)      Addendum to Employment Agreement--John Ledinske**
23.1       Consent of Cherry, Bekaert & Holland, C.P.A.'s, Clearwater, Florida**
23.2       Consent of Johnson, Blakely, Pope, Bokor, Ruppel & Burns, P.A., Clearwater, Florida
            (included in its opinion filed as Exhibit 5.1)**

------------------------

*  Previously filed

** Filed herewith